SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary proxy statement ☒ Definitive proxy statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

ITRON, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement no.:

(3) Filing Party

(4) Date Filed:

Your prompt return of the enclosed proxy card will save the postage expense of additional mailings. Your immediate attention to these materials is greatly appreciated.

April 1, 2005

Dear Shareholder:

On behalf of the Board of Directors, I invite you to attend the Itron, Inc. 2005 Annual Meeting of Shareholders. We hope you can join us. The annual meeting will be held:

At:	Principal Executive Offices of the Company
Itron, Inc. — in the Atrium
2818 North Sullivan Road
Spokane, Washington 99216

On:	Tuesday, May 3, 2005

Time:	8:00 a.m., local time

For our shareholders’ convenience, we will provide a continental breakfast beginning at 7:30 a.m. At that time, shareholders will also have an opportunity to meet personally with our directors and officers to discuss any questions they may have. The annual meeting will begin promptly at 8:00 a.m. The Notice of Annual Meeting of Shareholders, the Proxy Statement and our Annual Report accompany this letter.

We know that many of our shareholders will be unable to attend the annual meeting. We are soliciting proxies so that each shareholder has an opportunity to vote on all matters that are scheduled to come before the shareholders at the annual meeting. Whether or not you plan to attend, please take the time now to read the proxy statement and vote and submit your proxy by telephone, the internet or by signing, dating and returning your proxy card promptly in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is exercised. Regardless of the number of Itron shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

Thank you for your continuing interest in Itron. We look forward to seeing you at our annual meeting.

Sincerely,

LeRoy D. Nosbaum

Chairman and Chief Executive Officer

Itron, Inc., P.O. Box 15288, Spokane, Washington 99215-5288; (509) 924-9900 or (800) 635-5461

ITRON, INC.

2818 North Sullivan Road

Spokane, Washington 99216

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 3, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Itron, Inc. will be held at the principal executive offices of Itron, Inc., in the Atrium, at 2818 North Sullivan Road, Spokane, Washington, at 8:00 a.m., local time, on Tuesday, May 3, 2005, for the following purposes:

(1)	to elect three directors,

(2)	to approve an amendment to the Amended and Restated 2000 Stock Incentive Plan to increase the number of shares authorized under the plan,

(3)	to approve an amendment to the Amended and Restated 2002 Employee Stock Purchase Plan to delete the evergreen provision and fix the number of shares authorized under the plan, and

(4)	to transact any other business that may properly come before the annual meeting.

The Board of Directors has established the close of business on February 22, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.

All shareholders are cordially invited to attend the annual meeting in person.

To ensure representation at the annual meeting, shareholders are urged to submit their proxy as promptly as possible by telephone, the internet or by signing, dating and returning the enclosed proxy card, even if they plan to attend the annual meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for this purpose. Any shareholder attending the annual meeting may vote in person even if that shareholder has returned a proxy.

By order of the Board of Directors,

MariLyn R. Blair

Corporate Secretary

Spokane, Washington

April 1, 2005

PROXY STATEMENT

This proxy statement is being furnished to shareholders of Itron, Inc. in connection with the solicitation by the Board of Directors of proxies for use at the 2005 Annual Meeting of Shareholders. The meeting will be held at the principal executive offices of Itron, Inc. (“Itron” or the “Company”), in the Atrium, at 2818 North Sullivan Road, Spokane, Washington, at 8:00 a.m., local time, on Tuesday, May 3, 2005, for the purposes listed in the accompanying Notice of Annual Meeting of Shareholders. We expect to mail this proxy statement and accompanying proxy to our shareholders on or about April 1, 2005.

Matters to Be Considered at the Annual Meeting

At the annual meeting, we will consider and vote on the following matters:

(1)	the election of three directors for terms of three years (until 2008),

(2)	the approval of an amendment to the Amended and Restated 2000 Stock Incentive Plan to increase the number of shares authorized under the plan,

(3)	the approval of an amendment to the Amended and Restated 2002 Employee Stock Purchase Plan to delete the evergreen provision and fix the number of shares authorized under the plan, and

(4)	such other business that may properly come before the annual meeting.

Record Date and Outstanding Shares

Holders of record of our common stock at the close of business on February 22, 2005, are entitled to notice of, and to vote at, the annual meeting. On the record date, there were 21,442,920 shares of our common stock outstanding. Each of our directors and executive officers plans to vote or direct the vote of all shares of common stock over which he or she has voting control in favor of (i) the election of the nominees for director, (ii) the approval of the amendment to the Amended and Restated 2000 Stock Incentive Plan and (iii) the approval of the amendment to the Amended and Restated 2002 Employee Stock Purchase Plan.

Revocability of Proxies

Shares represented at the annual meeting by properly signed proxies in the accompanying form will be voted at the annual meeting in accordance with the instructions given in the proxy. A shareholder may revoke a proxy given by the shareholder for use at the annual meeting at any time before the vote. Mere attendance at the annual meeting will not revoke a proxy. A proxy may be revoked by:

•	submitting a later-dated proxy for the same shares at any time before the proxy is voted,

•	delivering written notice of revocation to the Corporate Secretary of Itron at any time before the vote, or

•	attending the annual meeting and voting in person.

If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous meeting.

Quorum and Voting

Each shareholder will be entitled to one vote per share of common stock held on each matter to be voted on. The presence at the annual meeting, in person or represented by proxy, of holders of a majority of the outstanding common stock on the record date will constitute a quorum. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, express or discretionary, to vote on a particular matter) on any of the proposals to be voted on will be counted for purposes of determining the presence of a quorum.

With respect to the election of directors, the nominees receiving the greatest number of votes duly cast will be elected as directors. Holders of common stock are not entitled to cumulative votes in the election of directors. Abstentions from voting on this matter will have no effect on its outcome because abstentions do not represent votes cast by shareholders in favor of any nominee. There will be no broker non-votes on the election of directors because brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares in this matter.

Proposal 2, to approve an amendment to the Amended and Restated 2000 Stock Incentive Plan, and Proposal 3, to approve an amendment to the Amended and Restated 2002 Employee Stock Purchase Plan, will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. Abstentions from voting and broker non-votes on the proposal will not affect the outcome of the proposal because abstentions and broker non-votes do not represent votes cast by shareholders either for or against the proposal.

Proxy Solicitation Costs

We have retained Georgeson Shareholder Communications, Inc., 17 State Street, New York, New York 10004, to aid in the solicitation of proxies. We will bear the cost of such solicitation of proxies, which we estimate will be approximately $6,000 plus expenses. Proxies may be solicited by personal interview, mail, telephone or facsimile. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation materials to the beneficial owners. Our directors, officers and employees may also solicit proxies, without additional compensation, personally or by telephone.

ITEM 1 — ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, with each director generally holding office for a three-year term or until his or her successor has been elected and qualified. At the annual meeting three directors are to be elected for a term of three years (until 2008) or until his or her successor is duly elected and qualified. Unless authority is withheld, the persons named as proxies in the accompanying proxy, will vote for the election of the nominees listed below. The Board of Directors has no reason to believe that any of these nominees will be unable to serve as a director. If any of the nominees becomes unavailable to serve, however, the persons named as proxies will have discretionary authority to vote for a substitute nominee.

Nominees to Serve Until 2008

Ted C. DeMerritt (age 73) has been a director of Itron since 1994. Until his retirement in 1998, Mr. DeMerritt was chairman of the board and chief executive officer of Olsy North America (formerly ISC Systems Corporation), which develops and implements system solutions for the financial services and retail industries. From 1963 to 1980, he was employed at Sacramento Savings and Loan Association, where he served as controller/senior vice president in charge of the Savings and Operations division. Mr. DeMerritt is also a trustee of the Washington State University Foundation.

Jon E. Eliassen (age 58) has been a director of Itron since 1987. Mr. Eliassen is president and chief executive officer of the Spokane Area Economic Development Council. Prior to joining the Council, he held numerous positions within Avista Corporation, an energy company involved in the production, transmission and distribution of energy, before retiring in April 2003 as senior vice president and chief financial officer, a position he held since 1986. He is a member of the board of directors of WestCoast Hospitality, a NYSE traded company; the Washington Technology Center; the Spokane Intercollegiate Research & Technology Institute; and NVA Holdings, LLC.

Robert D. Neilson (age 48) has been a director of Itron since 2002. Mr. Neilson has been with Itron since 1983 and was named president in October 2001 and chief operating officer in March 2000. From 1997 to 2000, he was vice president, strategy and business development, and from 1993 to 1997, vice president, marketing.

Continuing Directors

Michael B. Bracy (age 63) has been a director of Itron since 1992. Mr. Bracy’s term as a director expires in 2006. Until his retirement in August 1997, Mr. Bracy was executive vice president, chief financial officer and a director of NorAm Energy Corp. (“NorAm”), previously known as Arkla, Inc., an integrated natural gas company engaged in gathering and processing natural gas, inter-and intra-state pipeline transportation, and retail natural gas distribution. After joining NorAm in 1984, he held various executive positions, including chief executive officer of the Arkla Pipeline Group. Before joining NorAm, Mr. Bracy served as executive vice president and chief financial officer of El Paso Natural Gas Company, which he joined in 1977.

Sharon L. Nelson (age 58) has been a director of Itron since March 2003. Ms. Nelson’s term as a director expires in 2007. Ms. Nelson is the chief of the Consumer Protection Division of the Washington State Attorney General’s Office. Ms. Nelson serves on the Board in her individual capacity rather than as a representative of the Attorney General’s Office. Prior to assuming her current role, she was director of the Shidler Center for Law, Commerce and Technology, University of Washington. In addition, Ms. Nelson was a consultant to both corporations and nonprofit organizations, specializing in advice on public policy and regulation. She has extensive experience with issues affecting the utility industry, having served as both chairman of the Washington Utilities and Transportation Commission and president of the National Association of Regulatory Utility Commissioners. She currently serves as chair of the Board of Directors of Consumers Union, is a member of the Board of Trustees of the North American Electric Reliability Council (NERC) and sits on the National Energy Policy Commission, which is funded by the Hewlett Foundation.

Thomas S. Foley (age 76) has been a director of Itron since 2002. Mr. Foley’s term expires in 2006. Ambassador Foley is a partner in the law firm of Akin, Gump, Strauss, Hauer & Feld and he is currently the chairman of the North American Trilateral Commission. From 1997 to 2001, Ambassador Foley served as the 25th U.S. ambassador to Japan. Ambassador Foley represented Washington State’s Fifth Congressional District from 1965-1995 and served as the Majority Leader from 1987 until his election as Speaker of the House on June 6, 1989, a position he held until 1995. From 1995 until 1997 Ambassador Foley was chairman of PFIAB, the Presidents Foreign Intelligence Advisory Board which provides advice to the President regarding foreign intelligence operations of the United States and the functioning of the U.S. intelligence agencies.

Thomas S. Glanville (age 46) has been a director of Itron since 2001. Mr. Glanville’s term as a director expires in 2007. Mr. Glanville is managing partner of Eschelon Advisors, LP, based in Houston, Texas. Eschelon provides financial, operating, and strategic advice to energy/utility industry principals. From 1999-2002, Mr. Glanville served as vice president of technology and new ventures for Reliant Energy, Inc. (“Reliant”), one of the world’s largest international energy services companies, and its affiliate, Reliant Resources, Inc. Mr. Glanville first joined Reliant in 1998 as vice president of corporate development. He also served as president of Reliant Energy Ventures, Inc. and of Reliant Energy Communications, Inc.

LeRoy D. Nosbaum (age 58) has been a director and chief executive officer of Itron since March 2000 and chairman of the board since May 2002. Mr. Nosbaum’s term as a director expires in 2007. Mr. Nosbaum joined Itron in March 1996 and had executive responsibilities covering manufacturing, product development, operations and marketing before being promoted to president and chief executive officer. Before joining Itron, Mr. Nosbaum was executive vice president and general manager of Metricom, Inc.’s UtiliNet Division, and he held a variety of positions with Metricom from 1989 to 1996. Prior to joining Metricom, he was employed by Schlumberger, Ltd. for 20 years.

Mary Ann Peters (age 61) has been a director of Itron since 1994. Ms. Peters’ term as a director expires in 2006. Ms. Peters retired in 2004 as managing director of McGillicuddy and Peters, a business and marketing consultancy she founded in 1984. She began her marketing career with International Business Machines Corporation in 1972 and subsequently held a variety of marketing positions with General Electric Company, Wells Fargo and Company, Inc., Atari Corp. and Apple Computer, Inc.

Graham M. Wilson (age 60) has been a director of Itron since 1990. Mr. Wilson’s term as a director expires in 2006. Mr. Wilson is currently chairman of GraWil Consultants Inc., a management and financial consultancy. From 1988 to March 2002, Mr. Wilson was employed by Westcoast Energy Inc., an integrated energy company, where he was executive vice president and chief financial officer, and president and CEO, Services. Mr. Wilson is also a director of CellFor Inc., Inflazyme Pharmaceuticals Ltd., British Columbia Ferries Services Inc., and Lightning Energy Inc. and a trustee of Calpine Power Income Trust and Hardwoods Distribution Income Trust.

The Board of Directors recommends that you vote FOR the election of the three nominees for director.

Compensation of Directors

Each of our nonemployee directors receives an annual retainer of $50,000, with $30,000 paid in cash and $20,000 paid in shares of the Company’s common stock issued under the Amended and Restated 2000 Stock Incentive Plan. In addition, the members of the Audit/Finance Committee receive an annual retainer of $8,000 and each of our committee chairs receive $10,000, paid half in cash and half in shares of the Company’s common stock issued under the Amended and Restated 2000 Stock Incentive Plan.

Pursuant to a program adopted by the Board of Directors on April 1, 2004 under the Amended and Restated 2000 Stock Incentive Plan, (a) new nonemployee directors receive an initial option grant to purchase 5,000 shares (vesting over a three-year period) of the Company’s common stock as of the date of the director’s initial election or appointment to the Board and (b) each of our nonemployee directors receives an annual option grant to purchase 2,500 shares (fully vested) of the Company’s common stock immediately following each year’s annual meeting.

Information on Lead Director, Committees of the Board of Directors, Meetings and Corporate Governance

In March 2003, the Board of Directors appointed Jon Eliassen as lead director. Candidates for lead director are chosen from the independent directors of the Board of Directors and elected by the independent directors. The lead director is the designated committee chair of the corporate governance committee and chairs the sessions of the independent directors, which are typically held following each board meeting. In addition to the duties of corporate governance, the lead director is responsible for taking the lead role in annually reviewing the CEO’s performance, the search process for a new CEO should that become necessary and the annual performance review of the Board of Directors and individual board members. Additional responsibilities include acting as advisor to the CEO, as a mediator in disputes between the Board and the CEO and as a mentor to new board members.

The Board of Directors has established an Audit/Finance Committee, a Compensation Committee and a Corporate Governance Committee. The current charters of each of these committees are available on our Internet site, www.itron.com, Investor Relations, Corporate Governance.

The Audit/Finance Committee monitors our accounting practices, internal accounting controls and financial results and engages our independent auditors. The Audit/Finance Committee members are Ted DeMerritt, Jon Eliassen, Tom Glanville and Graham Wilson, who serves as chairman. All of the members of the Audit/Finance Committee are “independent” under rules promulgated by the Securities and Exchange Commission (the “SEC”) and The NASDAQ Stock Market listing standards. The Board of Directors has determined that Messrs. DeMerritt, Eliassen, Glanville and Wilson are each an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the SEC under the Securities Exchange Act of 1934, (the “Exchange Act”). The Audit/Finance Committee held ten meetings during 2004.

The Compensation Committee is responsible for setting compensation levels for our executive officers, overseeing the administration of various incentive compensation and benefit plans and performing any other functions regarding compensation that the Board of Directors may delegate. The members of the Compensation Committee are Sharon Nelson, Mary Ann Peters and Mike Bracy, who serves as chairman. All of the members of the Compensation Committee are “independent” under rules promulgated by the SEC and The NASDAQ Stock Market listing standards. The Compensation Committee held eight meetings during 2004.

The Corporate Governance Committee is responsible for reviewing corporate governance issues, soliciting recommendations for candidates for the Board of Directors, making recommendations to the Board regarding such candidates and reviewing and making recommendations to the Board with respect to candidates for directors proposed by shareholders. The members of the Corporate Governance Committee are Tom Foley, Sharon Nelson, Graham Wilson and Jon Eliassen, who serves as chairman. All of the members of the Corporate Governance Committee are “independent” under rules promulgated by the SEC and The NASDAQ Stock Market listing standards. The Corporate Governance Committee held four meetings during 2004.

There were eight Board of Directors meetings in 2004. Each of the directors attended at least 75% of the meetings of the Board and of each committee on which he or she was a member. The Company does not have a policy regarding director attendance at the annual meeting of shareholders. However, the Company does schedule the annual meeting of the Board of Directors to follow the annual meeting of shareholders, and eight directors attended the 2004 annual meeting of shareholders.

Corporate Governance Guiding Principles

The Company has adopted Corporate Governance Guiding Principles, which are available on our internet site, www.itron.com, Investor Relations, Corporate Governance.

Code of Conduct and Ethics

The Company has adopted a code of conduct and ethics that applies to its directors, officers and employees, including the chief executive officer and chief financial officer, and it is posted on the Company’s website, www.itron.com, Investor Relations, Corporate Governance. The Company intends to satisfy any future disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to or waiver from application of the code of ethics, provisions of the code of conduct, that applies to the chief executive officer or the chief financial officer, by posting such information on its website, www.itron.com.

Director Nominations and Qualification

In accordance with the Company’s Amended and Restated Bylaws, to nominate a director for election to the Board of Directors at an annual meeting of shareholders, a shareholder must deliver written notice of such nomination to the Secretary of the Company at the Company’s executive offices not fewer than 60 days nor more than 90 days prior to the date of the annual meeting (or if less than 60 days’ notice or prior public disclosure of the date of such annual meeting is given or made to the shareholders, not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made). The notice of a shareholder’s intention to nominate a director must include:

•	the name and address of the shareholder;

•	a representation that the shareholder is entitled to vote at the meeting at which directors will be elected;

•	a statement of the number of shares of the Company that are beneficially owned by the shareholder;

•	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

and the following information with respect to the person nominated by the shareholder:

•	name and address;

•	other information regarding such nominee as would be required in a proxy statement filed pursuant to applicable rules promulgated by the SEC;

•	a description of any arrangements or understandings between the shareholder and the nominee and any other persons (including their names), pursuant to which the nomination is made; and

•	the consent of each such nominee to serve as a director if elected.

The Chairman of the Board, other directors or senior management of the Company may also recommend director nominees for consideration by the Corporate Governance Committee. The Corporate Governance Committee will evaluate director nominees, including nominees that are submitted to the Company by a shareholder, taking into consideration certain criteria including the nominee’s understanding of the Company’s financial objectives, strategies, risks and growth opportunities in view of the nature of the Company, its stage of development, its future strategic vision and its current business needs. In addition, directors must have sufficient time available to carry out their Board duties and responsibilities effectively. The Corporate Governance Committee may then recommend the director candidate to the Board for its consideration, if deemed appropriate.

Shareholder Communications with the Board

The Company’s Board of Directors provides a process whereby shareholders may contact the Board of Directors as a group or an individual director by email addressed to boardofdirectors@itron.com.

Shareholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed. Shareholder communications sent by email are delivered directly to the Secretary of the Company, who will forward such communications to the specified director addressees. Shareholders may also write to any committee chair or individual director or committee as a group c/o Corporate Secretary, Itron, Inc., 2818 N. Sullivan Road, Spokane, WA 99216.

Shareholders wishing to submit proposals for inclusion in the proxy statement relating to the 2006 annual shareholders meeting should follow the procedures specified under “Shareholder Proposals for 2006” below. Shareholders wishing to nominate directors should follow the procedures specified under “Director Nominations and Qualification.”

ITEM 2 — APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN TO INCREASE THE AUTHORIZED SHARES

The Board of Directors unanimously approved an amendment to the Amended and Restated 2000 Stock Incentive Plan (the “Plan”), subject to shareholder approval, that increases the number of shares reserved for issuance under the Plan by 600,000 shares, from 3,925,000 to 4,525,000 shares. As of February 22, 2005, approximately 217,491 shares of our common stock remained available for issuance under the Plan. The Board believes that adding more shares to the Plan will promote the interests of Itron and its shareholders by assisting us in attracting, retaining and stimulating the performance of individuals who make substantial contributions to our growth and success. The Board further believes that stock ownership helps align employee interests with shareholder value creation.

A copy of the Plan, as proposed to be amended subject to shareholder approval, is attached to this proxy statement as Appendix A. The following description of the Plan is a summary and does not purport to be fully descriptive. Please refer to Appendix A for more detailed information.

Description of the Amended and Restated 2000 Stock Incentive Plan

Awards.    The Plan allows us to grant incentive and nonqualified stock options, shares of common stock or units denominated in common stock, performance shares and performance units. Awards may consist of one or more of these grant types.

Stock Subject to the Plan.    A maximum of 4,525,000 shares of common stock will be authorized for issuance under the Plan, if shareholders approve the amendment; 3,925,000 shares are currently authorized for issuance. Under the Plan no more than 300,000 shares may be issued as awards other than stock options. The limits are all adjusted automatically for stock splits and similar events.

Any shares of common stock that have been made subject to an award that cease to be subject to the award (generally because the award terminates or expires), other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in vested and nonforfeitable shares, will be available for future issuance in connection with future grants under the Plan.

Administration.    Our Compensation Committee administers the Plan (the “plan administrator”), unless the Board of Directors appoints another committee to administer the Plan. Subject to the terms of the Plan, the plan administrator selects the individuals to receive awards, determines the terms and conditions of all awards and interprets the provisions of the Plan. Committee members administering the Plan serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may also authorize one or more senior executive officers to grant awards under the Plan to designated classes of eligible persons, within limits set by the Board.

Except for adjustments to reflect stock splits and similar events, the plan administrator may not, without shareholder approval, cancel an outstanding stock option for the purpose of replacing or regranting the option with an exercise price that is less than the exercise price of the original option or amend an outstanding option for the purpose of reducing the exercise price. The plan administrator also may not grant a stock option with any feature that allows for the automatic grant of a new option upon the exercise of the original option, a “reload,” nor may the plan administrator amend or modify any outstanding option to provide such a feature.

Eligible Participants.    Awards may be granted to those officers, employees, consultants and independent contractors of Itron and our subsidiaries that the plan administrator selects. In consideration of services provided as members of the Board of Directors, nonemployee directors receive stock awards and stock options under the Plan. These stock awards and stock options are described under “Compensation of Directors” on page 4 of this proxy statement. As of February 22, 2005, approximately 1,776 employees and all our nonemployee directors were eligible to participate in the Plan.

Stock Options.    Options granted under the Plan may be incentive stock options (as defined in Section 422 of Internal Revenue Code of 1986, as amended (“the Code”)) or nonqualified stock options. Under the Plan, the exercise price for each option is determined by the plan administrator, but cannot be less than 100% of the common stock’s fair market value on the date of grant. For purposes of the Plan, “fair market value” means the closing sales price for our common stock as reported by The NASDAQ Stock Market for a single trading day. On February 22, 2005, the closing sales price of our common stock was $25.40 per share.

The exercise price for shares purchased under options must be paid by cash or check, except that the plan administrator may authorize payment in any combination of cash or check, shares of already owned common stock, and, to the extent permitted by law, a promissory note, or broker-assisted cashless exercise, or such other consideration as the plan administrator may permit.

Unless the plan administrator determines otherwise, the term of each option is ten years from the date of grant, and the option vests at a rate of 25% per year over a four-year period. The plan administrator determines how long options will remain exercisable following an optionee’s termination of employment or services. Unless the plan administrator determines otherwise, options vested as of the date of termination by reason of death, disability or retirement generally will be exercisable for one year after the date of such termination and for three months after all other terminations. If an optionee is terminated for cause, the options terminate upon the participant’s notification of such termination.

Stock Awards.    The plan administrator is authorized to make awards of common stock or awards denominated in units of common stock to participants on such terms and conditions and subject to such restrictions as the plan administrator may determine (whether based on periods of continuous service with Itron or performance goals).

Performance Share and Performance Unit Awards.    The plan administrator may grant performance shares, which are units valued by reference to shares of our common stock, and performance units, which are units valued by reference to property other than our common stock. Performance criteria relating to any performance share or performance unit award are determined by the plan administrator. Performance share or performance unit awards may be paid entirely or in any combination of cash or our common stock, in the discretion of the plan administrator.

Performance-Based Compensation under Section 162(m).    The plan administrator may determine that awards of performance shares, performance units, restricted stock and restricted stock units under the Plan will be made subject to the attainment of performance goals relating to one or a combination of business criteria for purposes of qualifying the award under of Section 162(m) of the Code. These business criteria include: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics. Any performance criteria may be used to measure the performance of the Company as a whole or any business unit of the Company. The plan administrator may adjust downwards, but not upwards, the amount payable pursuant to such awards and may not waive the achievement of the applicable performance goals except in the case of the death or disability of the participant.

The maximum amount of shares of our common stock subject to stock options, stock awards and performance share awards intended to qualify as performance-based awards under Section 162(m) of the Code, that may be granted to any individual under the Plan during any calendar year period, is 300,000 shares of our common stock, except that we can make additional one-time grants of up to 600,000 shares to newly hired individuals in any fiscal year, such limits being subject to automatic adjustment for stock splits and similar events. The individual maximum dollar value payable with respect to performance units, to any individual under the Plan during any calendar year period, is limited to $1 million.

Transferability.    Except as otherwise determined by the plan administrator and to the extent permitted by Section 422 of the Code, awards are not assignable or transferable other than by will or the laws of descent and distribution, except that a participant may designate a beneficiary who may exercise an award or receive payment under an award after the participant’s death. During the participant’s lifetime, awards may be exercised only by the participant.

Adjustment of Shares.    In the event of stock dividends, stock splits, spin-offs or similar changes in our corporate or capital structure, the plan administrator, in its sole discretion, will make equitable adjustments in (a) the maximum number and kind of securities subject to the Plan and the maximum number and kind of securities that may be made subject to awards to any participant, (b) the number and kind of securities that are subject to any outstanding award and the per share price of such securities, without any change in the aggregate price to be paid therefor, and (c) the number and kind of securities automatically granted pursuant to a formula program established under the plan. Such adjustments will not be deemed an option repricing under the Plan.

Corporate Transactions.    If certain corporate transactions occur, such as a merger, consolidation, sale, lease, exchange or transfer of all or substantially all of our assets (“corporate transactions”), a successor company or its parent, will either assume all outstanding options or issue equivalent substitute options to purchase common stock of the successor company or its parent. Except for certain related party transactions (such as a reincorporation of Itron or a merger in which the shareholders immediately prior to the merger hold at least a majority of the shares in the successor company or its parent), all options assumed or replaced by the successor company or its parent will become fully vested and exercisable regardless of whether the vesting requirements have been satisfied. If the successor company or its parent does not assume or replace outstanding options, all outstanding options will become 100% vested and exercisable immediately prior to the corporate transaction. In such case, the right to exercise options will terminate at the end of a specified time period, subject to completion of the corporate transaction.

In the event of a corporate transaction, shares subject to stock awards, except as provided in an award or other written agreement, will become fully vested and exercisable if and to the same extent that the vesting and exercisability of outstanding options accelerate in connection with the corporate transaction. The vesting and payout of performance shares and performance units in the event of a corporate transaction will be as determined by the plan administrator and reflected in the award agreement.

Termination and Amendment.    The Board of Directors may terminate or suspend the Plan at any time. The Board may also amend the Plan, subject to shareholder approval if such approval is required by applicable law or regulation. The Plan does not have a fixed expiration date, except that no incentive stock options may be granted more than ten years after the later of (a) the Plan’s adoption by the Board and (b) the adoption of any amendment to the Plan that constitutes a new plan for purposes of Section 422 of the Code.

Federal Income Tax Consequences.    The following is a summary of the material U.S. federal income tax consequences to us and to participants in the Plan. The summary is based on the Code and the U.S. Treasury regulations promulgated thereunder as in effect as of the date of this proxy statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to participants in the Plan. Therefore, we strongly encourage participants to consult their own tax advisors as to the specific federal income tax or other tax consequences of their participation in the Plan.

Incentive Stock Options.    The incentive stock options granted under the Plan are intended to qualify for the favorable federal income tax treatment accorded “incentive stock options” under the Code. The grant or exercise of an incentive stock option does not result in any federal income tax consequences to the participant or to us.

However, the exercise of an incentive stock option will generally increase the participant’s alternative minimum tax liability, if any.

The federal income tax consequences of a disposition of stock acquired through exercise of an incentive stock option will depend on the period such stock is held prior to disposition. If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date of exercise of the option, the participant will recognize long-term capital gain or loss in the year of disposition, equal to the difference between the amount realized on the disposition of the stock and the amount paid for the stock on exercise of the option.

If the participant disposes of the stock before the expiration of either of the statutory holding periods described above (a “disqualifying disposition”), the participant will recognize ordinary income equal to the lesser of (a) the excess of the fair market value of the stock on the date of exercise over the exercise price or (b) the excess of the amount realized on the disposition of the stock over the exercise price. Subject to certain limitations, to the extent the participant recognizes ordinary income by reason of a disqualifying disposition, we generally will be entitled to a corresponding business expense deduction in the taxable year during which the disqualifying disposition occurs.

In the taxable year of a disqualifying disposition, the participant will also recognize capital gain or loss equal to the difference between the amount realized on the disposition of such stock over the sum of the amount paid for such stock plus any amount recognized as ordinary income by reason of the disqualifying disposition. Such capital gain or loss will be characterized as short-term or long-term, depending on how long the stock was held. Long-term capital gains generally are subject to lower tax rates than ordinary income and short-term capital gains.

Nonqualified Stock Options.    The grant of a nonqualified stock option at fair market value will not result in any federal income tax consequences to the participant or to us. Upon exercise of a nonqualified stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the amount paid for the stock upon exercise of the option. Subject to certain limitations, we generally will be entitled to a corresponding business expense deduction equal to the ordinary income recognized by the participant.

Upon disposition of the stock, the participant will recognize capital gain or loss equal to the difference between the amount realized on the disposition of the stock over the sum of the amount paid for the stock plus any amount recognized as ordinary income upon exercise of the option. Such capital gain or loss will be characterized as short-term or long-term, depending on how long the stock was held.

Performance Shares, Restricted Stock and Stock Units.    A participant who receives an award of performance shares, restricted stock or stock units does not generally recognize taxable income at the time the award is granted. Instead, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (a) freely transferable or (b) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.

A participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date the award is granted. The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income).

Potential Limitation on Our Deductions.    Section 162(m) of the Code precludes a deduction for compensation paid to our chief executive officer and our four other most highly compensated executive officers to the extent that such compensation exceeds $1 million for a taxable year. If certain requirements are met, qualified performance-based compensation is disregarded for purposes of the $1 million limitation. We believe that the Plan has been structured in a manner that complies with Section 162(m) of the Code. Therefore, assuming certain requirements are met, amounts received by such executive officers pursuant to awards of options, performance-vested restricted stock or stock units, performance shares and performance units granted under Plan generally will be deductible.

New Plan Benefits.    A new plan benefits table, as described in the federal proxy rules, is not provided because all awards made under the Plan are discretionary. However, please refer to the tables “Option Grants in 2004” and “Long-Term Incentive Plan Awards in 2004” on pages 18 and 19 of this proxy statement, which set forth the grants made to our chief executive officer and our other four most highly compensated executive officers in the last fiscal year, and please refer to the description of grants made to our nonemployee directors in the last fiscal year under the heading “Compensation of Directors” on page 4 of this proxy statement.

The Board of Directors recommends that you vote FOR approval of the Amendment to the Amended and Restated 2000 Stock Incentive Plan.

ITEM 3 — APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED 2002 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors unanimously approved an amendment to the Amended and Restated 2002 Employee Stock Purchase Plan (the “ESPP”), subject to shareholder approval. The ESPP provides a means for our eligible employees and those of our subsidiaries to purchase shares of our common stock at a discount through payroll deductions. As proposed to be amended and restated, the evergreen share funding provision in the ESPP, which automatically adds 50,000 shares of our common stock to the ESPP each year, will be eliminated and replaced with a fixed number of 704,411 shares, which represents 204,411 shares issued under the ESPP pursuant to the ESPP as approved by our shareholders at the 2002 Annual Meeting, plus 500,000 new shares. Of the 500,000 new shares, 56,612 shares will be used to cover shares issued to employees under the ESPP outside of the number of shares issuable under the ESPP as approved by our shareholders at the 2002 Annual Meeting, and the remaining 443,388 shares will be used to cover future purchases by employees under the ESPP. As proposed to be amended and restated, the ESPP also eliminates the look-back feature for purposes of determining the purchase price of our common stock under the ESPP, so that the purchase price will be no less than 85% of the fair market value of our common stock on the date of purchase rather than no less than 85% of the lesser of (a) the fair market value of our common stock on the first day of an offering and (b) the fair market value of our common stock on the date of purchase.

The Board believes that the ESPP will promote our interests and our shareholders’ interests by assisting us in attracting, retaining, and stimulating the strong performance of employees, and by aligning employees’ interests, through their purchases of our common stock, with the interests of shareholders.

A copy of the ESPP, as proposed to be amended and restated subject to shareholder approval, is attached to this proxy statement as Appendix B. The following description of the ESPP is a summary and does not purport to be fully descriptive. Please refer to Appendix B for more detailed information.

Description of the Amended and Restated 2002 Employee Stock Purchase Plan

Purpose.    Under the ESPP, qualified employees may purchase shares of common stock through payroll deductions at a discount from market price, without incurring broker commissions. The purpose of the ESPP is to assist our employees and those of our designated subsidiaries in acquiring a stock ownership interest in Itron pursuant to a plan that is intended to qualify for beneficial tax treatment under Section 423 of the Code. The ESPP is also intended to help employees provide for their future security, to support recruitment and retention of qualified employees and to provide employees with an advantageous means of accumulating long-term investments.

Administration.    Our Compensation Committee (the “Plan Administrator”) administers the ESPP, unless the Board appoints another committee to administer the ESPP. The Plan Administrator is authorized to interpret the ESPP and to make such rules and regulations as it deems necessary to administer the ESPP, subject to the provisions of the ESPP.

Stock Subject to the ESPP.    As amended and restated, the ESPP would authorize for issuance an aggregate of 704,411 shares of our common stock.

Eligibility.    To be eligible to participate in the ESPP, an employee must normally work at least 20 hours per week and a minimum of five months per calendar year. The plan administrator may change the eligibility criteria for participation in the ESPP for future offering periods within the limits of Section 423 of the Code. Non-employee directors and employees who own 5% or more of our common stock are not eligible to participate in the ESPP. At February 22, 2005, approximately 1,794 employees were eligible to participate in the ESPP.

Offering Periods.    The ESPP is divided into four three-month offering periods that begin on January 1, April 1, July 1 and October 1 of each year. During these periods, participants accumulate funds in an account used to buy common stock through payroll deductions at a rate of not less than 1% and not more than 10% of such employee’s compensation during each payroll period in the offering period. At the end of each three-month offering period, the employees’ accumulated funds are used to purchase the appropriate number of whole shares of common stock. No employee may purchase more than $25,000 worth of common stock (based on the fair market value of the common stock on the first day of an offering period) during any calendar year under the ESPP or more than 250 shares of common stock in any offering period.

Purchase Price.    The purchase price per share of common stock acquired under the ESPP is no less than 85% of the fair market value of the common stock on the purchase date, which is the last business day of an offering period. For purposes of the ESPP, “fair market value” means the closing sales price for our common stock as reported by The NASDAQ Stock Market for a single trading date. On February 22, 2005, the closing sales price of our common stock was $25.40 per share.

Effect of Termination.    Employees have no right to acquire shares under the ESPP upon termination of their employment for any reason prior to the last business day of an offering period. Upon termination of employment, we will pay the balance in the employee’s account to the employee or to his or her estate without interest.

Transferability.    A participant’s interests under the ESPP nor any rights with regard to the purchase of shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way by the employee, other than by will or the laws of descent and distribution.

Change in Control.    If certain corporate transactions occur (such as a merger, consolidation or acquisition by another corporation of all or substantially all of our assets), each outstanding option to purchase shares under the ESPP will be assumed or an equivalent option substituted by a successor company or its parent. If the successor company refuses to assume or substitute for the option, the offering period during which a participant may purchase stock will be shortened to a specified date before the proposed transaction.

Amendment, Suspension and Termination of the ESPP.    The Board has the power to amend the ESPP as it deems advisable, except that the Board may not amend the ESPP without shareholder approval if such approval is required by Section 423 of the Code and except that no amendment may adversely affect outstanding options. The Board may suspend or terminate the ESPP at any time, but generally no termination may affect outstanding options, except that the ESPP or an offering may be terminated by the Board on a purchase date or by the Board’s setting a new purchase date with respect to an offering and a purchase period then in progress if the Board determines that termination of the ESPP and/or the offering is in the best interests of the Company and the shareholders of the Company or if continuation of the ESPP and/or the offering would cause the Company to incur adverse accounting charges as a result of a change in generally accepted accounting rules applicable to the ESPP. Unless sooner terminated, the ESPP will terminate on May 24, 2012.

Federal Income Tax Consequences.    The following is a summary of the material United States federal income tax consequences to us and to participants in the ESPP. The summary is based on the Code and the United States Treasury regulations promulgated thereunder as in effect as of the date of the proxy statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to participants in the ESPP. Therefore, we strongly encourage participants to consult their own tax advisors as to the specific federal income tax or other tax consequences of their participation in the ESPP.

Under the Code, we are deemed to grant employee participants in the ESPP an “option” on the first day of each offering period to purchase as many shares of common stock as the employee will be able to purchase with the payroll deductions credited to his or her account during the offering period. On the last day of each three-month offering period, the purchase price is determined and the employee is deemed to have exercised the “option” and purchased the number of shares of common stock his or her accumulated payroll deductions will purchase at the purchase price.

The required holding period for favorable federal income tax treatment upon disposition of common stock acquired under the ESPP is the later of (1) two years after the deemed “option” is granted (the first day of an offering period) and (2) one year after the deemed “option” is exercised and the common stock is purchased (the last day of an offering period). When the common stock is disposed of after this period (a “qualifying disposition”), the employee realizes ordinary income to the extent of the amount by which the fair market value of the common stock on the first day of the offering exceeded the purchase price. Any further gain recognized on a qualifying disposition will be long-term capital gain. If the sale price is less than the option price, there is no ordinary income and any loss recognized generally will be a long-term capital loss.

When an employee sells the common stock before the expiration of the required holding period (a “disqualifying disposition”), the employee recognizes ordinary income to the extent of the difference between the price actually paid for the common stock and the fair market value of the common stock on the date of purchase (the last day of an offering period), regardless of the price at which the common stock is sold. Any additional gain recognized upon the disqualifying disposition will be capital gain. The capital gain will be long-term if the employee held the shares more than 12 months. If the sale price is less than the fair market value of the common stock at the date of exercise, then the employee will have a capital loss equal to such difference.

Even though an employee must treat part of his or her gain on a qualifying disposition of the common stock as ordinary income, we may not take a business deduction for such amount. However, if an employee makes a disqualifying disposition, the amount of income that the employee must report as ordinary income qualifies as a business deduction for us for the year of such disposition.

The Board of Directors recommends that you vote FOR approval of the Amendment to the Amended and Restated 2002 Employee Stock Purchase Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives certain information about our equity compensation plans in effect as of December 31, 2004.

Plan Category	Number of Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Issuance Under Equity Compensation Plans (excluding shares reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders	3,884,478	$15.24	217,491	(1)(2)(3)
Equity Compensation Plans Not Approved by Shareholders	—	—	—

Total	3,884,478	$15.24	217,491

This table does not include cash awards granted under the Long-Term Performance Plan that are payable in restricted stock under the Amended and Restated 2000 Stock Incentive Plan (the “2000 Plan”).

(1)	This number does not include (a) 50,000 additional shares that became available for issuance under the 2002 Employee Stock Purchase Plan (the “ESPP”) on January 1, 2005 pursuant to the evergreen share funding provision proposed to be eliminated from the ESPP, as amended and restated, (b) 443,388 new shares proposed to be added to the ESPP, as amended and restated, to cover future purchases by employees or (c) 600,000 new shares proposed to be added to the 2000 Plan.
(2)	Pursuant to a program adopted by the Board of Directors under the 2000 Plan, each of our nonemployee directors will receive (a) an initial option grant to purchase 5,000 shares of the Company’s common stock as of the date of the director’s initial election or appointment to the Board and (b) an annual option grant to purchase 2,500 shares of the Company’s common stock immediately following each year’s annual meeting. Our nonemployee directors also receive an annual retainer stock award having a value equal to $20,000 in fair market value of the Company’s common stock, in lieu of cash payment of a portion of their retainer. In addition, each committee chair receives an annual retainer stock award of $5,000 in fair market value in lieu of cash payment of a portion of such retainer.
(3)	Under the 2000 Plan, the Company may also grant stock awards, stock units, performance shares and performance units, subject to certain terms and conditions and other restrictions.

EXECUTIVE COMPENSATION

Compensation Summary

The following table sets forth the annual and long-term compensation of the Company’s CEO and each of our four other most highly compensated executive officers (the “NEOs”) during 2004 who were serving as such as of the end of the year. Annual compensation includes amounts deferred at the officer’s election. All numbers are rounded to the nearest dollar or whole share.

Summary Compensation Table

	Annual Compensation			Long-Term Compensation	All Other Compensation($)(2)
Securities Underlying Options (#)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)
LeRoy D. Nosbaum Chairman and Chief Executive Officer	2004 2003 2002	$415,384 400,000 400,000	$19,800 — 397,879	10,000 8,000 —	$15,665 10,747 10,419

Robert D. Neilson President and Chief Operating Officer	2004 2003 2002	363,462 350,000 348,846	14,300 — 282,938	10,000 8,000 —	16,788 12,025 16,496

Philip C. Mezey(3) Group Vice President & General Manager, Software Solutions	2004 2003 2002	250,482 148,356 —	62,775 335,887 —	65,000 22,000 —	18,874 4,944 —

Malcolm Unsworth(4) Group Vice President & General Manager, Hardware Solutions	2004 2003 2002	125,000 — —	173,333 — —	75,000 — —	1,215 — —

David G. Remington(5) Sr. Vice President and Chief Financial Officer	2004 2003 2002	285,577 274,327 250,000	— — 121,352	10,000 8,000 7,500	290,223 16,816 16,104

(1)	Includes annual incentive amounts earned under the Company’s Executive Incentive Compensation Plan, which are typically paid in the following year, special retention bonuses for Messrs. Mezey and Unsworth and a payment due Mr. Unsworth under Schlumberger Electricity Metering’s bonus plan that was assumed by the Company. Also includes discretionary bonuses in 2004 in the amounts of $19,800, $14,300 and $5,775 for Messrs. Nosbaum, Neilson, and Mezey, respectively.
(2)	Consists of matching contributions to a 401(k) savings plan ($6,500 for each of Messrs. Nosbaum, Neilson, Mezey and Remington), matching contributions to a deferred compensation plan ($6,240 and $7,489 for Messrs. Mezey and Remington, respectively) reimbursed medical and other expenses ($8,361, $10,008 and $5,947 for Messrs. Nosbaum, Neilson, and Mezey, respectively) group term life insurance premiums ($804, $280, $187, $1,215 and $1,234 for Messrs. Nosbaum, Neilson, Mezey, Unsworth and Remington, respectively) and, for Mr. Remington, a lump sum payment of $275,000 as part of his Agreement with the Company at the time of his retirement.
(3)	Prior to March 10, 2003, Mr. Mezey was Senior Vice President of Product Development and Strategy for Silicon Energy, Inc.
(4)	Prior to July 1, 2004, Mr. Unsworth was President of Schlumberger Electricity Metering, Inc.
(5)	Mr. Remington retired as Senior Vice President and Chief Financial Officer on December 31, 2004 and became a part-time employee of the Company at that time.

Option Grants

The following table sets forth certain information regarding options granted to our NEOs during the year ended December 31, 2004.

Option Grants in 2004(1)

	Individual Grants
	Number of Shares Underlying Options Granted	Percent of Total Options Granted to Employees in Last Fiscal Year (2)		Exercise Price ($/ Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name						5%($)	10%($)
LeRoy D. Nosbaum	10,000	1.17%		$20.64	5/28/14	$129,804	$328,948
Robert D. Neilson	10,000	1.17%		20.64	5/28/14	129,804	328,948
Philip C. Mezey	30,000 10,000 25,000	3.51 1.17 2.92	% % %	19.20 20.64 21.18	3/8/14 5/28/14 12/6/14	362,243 129,804 333,000	917,996 328,948 843,887
Malcolm Unsworth	50,000 25,000	5.85 2.92	% %	22.74 21.18	7/1/14 12/6/14	713,053 333,000	1,812,085 843,887
David G. Remington	10,000	1.17%		20.64	5/28/14	129,804	328,948

(1)	All options are granted with an option exercise price equal to the fair market value of our common stock on the date of grant.
(2)	We granted options to purchase 855,000 shares of common stock to our employees in 2004.
(3)	Future value of current year grants assuming appreciation of 5% and 10% per year over the ten-year option period. The actual value realized may be greater or less than the potential realizable values set forth in the table.

Option Exercises in 2004 and Year-End Option Values

No stock options were exercised by our NEOs during the fiscal year ended December 31, 2004. The following table provides information regarding unexercised options held as of December 31, 2004 by each of our NEOs.

Aggregated 2004 Option Exercises and Fiscal Year-End Option Values

Name	Total Number of Shares Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
LeRoy D. Nosbaum	276,965	51,046	$3,943,351	$656,926
Robert D. Neilson	111,417	32,833	1,300,585	348,944
Philip C. Mezey	7,334	79,666	71,433	385,097
Malcolm Unsworth	—	75,000	—	126,750
David G. Remington	197,667	22,833	2,126,170	160,219

(1)	Calculated based on a price of $23.91 per share (the closing price of our common stock on December 31, 2004, as reported by The NASDAQ Stock Market), less the exercise price. There is no guarantee that these options will have this value if and when they are exercised.

Long-Term Incentive Plan Awards in 2004

The Long-Term Performance Plan (LTPP) is a program under the Company’s Amended and Restated 2000 Stock Incentive Plan pursuant to which awards with three-year performance cycles were granted in 2004. As discussed in more detail under “Compensation Committee Report on Executive Compensation” on page 21, in December 2004 the LTPP was amended for 2005 and beyond and all then outstanding awards were terminated and exchanged for awards under an amended LTPP. These new awards do not appear in this section because they are not based on performance for more than a one-year period.

The table below reflects the 2004 LTPP awards that were cancelled in 2004 and exchanged for new awards under an amended LTPP.

Name	Number of Shares, Units or Other Rights ($)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts Under Non-Stock Price-Based Plans
			Threshold (50%)($)	Target (100%)($)	Maximum (150%)($)
LeRoy D. Nosbaum	$280,000	2004-2006	$140,000	$280,000	$420,000

Robert D. Neilson	245,000	2004-2006	122,500	245,000	367,500

Philip C. Mezey	157,500	2004-2006	78,750	157,500	236,250

Malcolm Unsworth	175,000	2004-2006	87,500	175,000	262,500

David G. Remington	192,500	2004-2006	96,250	192,500	288,750

Employment Contracts, Termination of Employment and Change of Control Arrangements

Change-of-Control Agreements

We have entered into change of control agreements with each of our executive officers to encourage the executive officers’ full attention and dedication to the Company and to provide the executive officers with reasonable compensation and benefits in the event of a change of control. Under these agreements, the Company and each of our executive officers have agreed that the executive officer will remain employed by Itron for a specified number of years after a change of control (the “Employment Period”) which is three years for Messrs. Nosbaum and Neilson and one year for Messrs. Mezey and Unsworth. During the Employment Period the executive officer will be compensated with:

•	an annual salary at least equal to the annual salary established by the Compensation Committee of the Board of Directors for the fiscal year in which the change of control occurs;

•	an annual bonus at least equal to the average annualized bonus paid or payable to the executive officer in the three fiscal years immediately preceding the change of control, which may be tied to personal or Company performance goals consistent with those in the Company’s bonus plan during the same three-year period; and

•	benefits such as paid vacation and participation in savings and retirement plans and welfare plans, in accordance with applicable eligibility requirements.

If we terminate the executive officer other than for cause or if the executive officer terminates his or her employment for good reason during the Employment Period, the executive officer will receive any salary or bonus due to the executive officer as of the date of termination, group insurance benefits for the executive officer and his or her family for either one or two years after the date of termination, except to the extent the executive officer receives similar benefits through another employer, and severance pay equal to one, two or three times the executive officer’s annual base salary and bonus for the fiscal year in which the termination occurs. If the severance pay is two or three times annual base salary and bonus, the severance amounts are partially offset to the extent the executive officer realizes a benefit from the acceleration of stock options in connection with the change of control. If the executive officer is terminated for cause or if the executive officer terminates his or her employment other than for good reason, the executive officer will only be entitled to receive any unpaid salary or bonus due to the executive officer as of the date of termination and any amounts previously deferred by the executive officer. The executive officer will also receive a bonus equal to his or her annual salary plus annual bonus if his or her employment continues for a full one-year period following a change of control. In the event that payments under the change of control agreement result in the imposition of excise taxes to the executive officer, the Company will pay to the executive officer an additional amount equal to the excise tax and other related taxes. Each change of control agreement remains in effect for one or two years after the executive is notified by the Company that it is terminating the agreement.

Employment Agreements

David G. Remington was our sr. vice president and chief financial officer from February 1996 until his retirement on December 31, 2004. During this time, Mr. Remington was party to an employment agreement with the Company which provided for an initial base salary of $250,000, which could be increased annually by our chief executive officer, subject to the approval of the Compensation Committee. The agreement also provided for annual incentive bonus payments to the extent they were earned in accordance with the Company’s Executive Incentive Compensation Plan. Either party under certain conditions could terminate the agreement. If we terminated the agreement other than for cause, we were required to pay Mr. Remington an amount equal to his then-current annual base salary. Under the agreement, we granted Mr. Remington options to purchase 45,000 shares of our common stock at the fair market value of our common stock on the date of the grant. These options are now fully vested. On December 24, 2004 Mr. Remington entered into an agreement that replaced his previous employment agreement effective December 31, 2004. Pursuant to the new agreement, Mr. Remington received a lump sum payment of $275,000 in January of 2005 and will continue to be employed on a part-time basis until December 31, 2006, receiving a monthly payment of $6,731, and thereafter will be retained as a consultant for three years at an hourly rate of $170, with a guaranteed minimum of 24 compensable work hours per month. Mr. Remington’s existing grants of stock options under the 1989 Restated Stock Option Plan and the 2000 Stock Option plan will continue to vest until December 31, 2006. The agreement also provides that Mr. Remington’s COBRA health benefit payments will be paid through June 30, 2006 and, for 42 months thereafter, he will be reimbursed an annualized amount not to exceed $25,000 for the cost of a family medical plan.

Amended and Restated 2000 Stock Incentive Plan Change-of-Control Provisions

The Company’s Amended and Restated 2000 Stock Incentive Plan contains certain provisions relating to “Corporate Transactions.” A description of these provisions are described in Item 2 under the subheading “Corporate Transactions” on page 10.

1989 Restated Stock Option Plan Change-of-Control Provisions

While we are no longer granting options under our 1989 Restated Stock Option Plan, three of our NEO’s have options outstanding under the plan. Following is a description of the change of control provisions for the plan.

In the event of certain mergers or other changes in control of the Company, the vesting of outstanding options will be accelerated and the options will become exercisable in full, and options that are not exercised prior to such merger or other change in control will terminate. If, however, the Company’s shareholders receive capital stock of another corporation in such a transaction, then all outstanding options will be converted into fully vested options to purchase such capital stock of the other corporation, unless the Company and the corporation issuing such capital stock in the transaction determine that the options will instead terminate if not exercised prior to such transaction. If the options are converted, the plan administrator has the discretion to make further adjustments to options as it determines to be necessary, appropriate, fair and equitable to optionees at any time before a merger or other change of control.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the “Committee”) annually reviews and recommends to the full Board the compensation levels for our executive officers. The Committee reviews all executive compensation elements, including base salary, annual incentives, long-term incentives and other benefits provided to our executive officers. The Committee is comprised of Board members who are not employees of Itron and who are all independent directors, based on The NASDAQ Stock Market rules.

Executive Compensation Policy

The Committee’s primary objective in establishing compensation opportunities for our executive officers is to support our goal of maximizing the value of our shareholders’ interests in Itron. To achieve this objective, the Committee believes the following policies are critical:

•	pay competitively to attract, retain and motivate a highly competent executive team;

•	provide incentive opportunities that link corporate performance and executive pay, and pay executives competitive levels of incentive compensation when corporate, financial and other performance expectations are achieved; and

•	align executives’ financial interests with the creation of shareholder value by providing long-term incentives that are subject to vesting over time or to the achievement of performance objectives.

The Committee makes recommendations to the Board regarding our executive compensation plans, which promote the policies detailed above. The Committee periodically engages outside consultants to determine approximate compensation levels among executives in comparable jobs in comparable high-tech companies. Such consultants report solely to the Committee who maintains the right to retain or terminate such consultants. The Committee believes that the Company’s compensation plans support our business mission and our financial success.

Executive Compensation

Compensation paid to our executive officers consists primarily of base salary, annual incentives and long-term incentives. The Committee believes that as much as or more than 50% of an executive officer’s total compensation should be at risk, which supports achievement of our short-term and long-term financial performance goals. For 2004, assuming 100% of the performance targets had been achieved, executive compensation would have been as follows: base salary — 39%; annual incentives — 19%; and long-term incentives — 42%.

The Committee targets base salaries at the 50th percentile of a comparison group of companies and annual and long-term incentives at approximately the 50th to 75th percentile of the comparison group of companies. The comparison group of companies is a blend of similar technology companies on a national basis with a balance of both hardware and software components, and other general industrial companies which the Committee believes are competitors for executive talent both locally and nationally. The annual revenues of the comparison group of companies ranged from $250 million to $1.5 billion, with a median of $600 million, comparable to the Company’s 2004 revenue of $399 million. Of the 17 companies used for comparative analysis in the

Committee’s latest salary survey, eight companies are included in our peer reference group used in the performance graph on page 25.

Base Salary

The Committee annually reviews each executive officer’s base salary. The factors that the Committee considers in making recommendations regarding base salary include levels of pay among executives in similar jobs within the comparison group of companies, level of responsibility, prior experience and breadth of knowledge, as well as Company performance and job performance. In the aggregate, for 2004, base salaries for the executive officers were within 1% of the 50th percentile of the comparison group of companies.

Annual Incentives

Each year, the Committee establishes annual financial and other goals that relate to one or more indicators of corporate performance and targets amounts as a specified percentage of the executive officer’s salary. For 2004, these percentages ranged from 42% to 80% of base salary. Incentive awards, which are made in cash, are paid to participating executives only when the established financial and other goals are achieved. For 2004, depending on the extent to which corporate goals were achieved, an executive officer was entitled to receive from zero to 200% of the targeted award. Incentive targets are determined based on some combination of revenue growth, earnings growth, cash flow and other financial measures. No annual incentive compensation was earned in 2004, as minimum financial performance targets were not met.

Long-Term Incentives

In 2004, our long-term incentives consisted of stock options for key employees, including executive officers, and a Long-Term Performance Plan (LTPP) for executive officers. Options are typically granted annually. The number of stock options granted is determined by the recipient’s position and responsibility, the total amount of options previously granted and the number needed for retention purposes. All options are granted with an option exercise price equal to the fair market value of our common stock on the date of grant. This closely links a significant portion of key employee and executive compensation to benefits produced for all shareholders. The Committee approved annual stock option grants for key employees, including executive officers, based on the above criteria during its regular meetings in 2004 and each executive officer received option grants of 10,000 shares.

In February 2003, the LTPP for executive officers was established with awards contingent on the attainment of multi-year performance goals designed to drive long-term financial success and growth of the Company. The LTPP has been amended for 2005 and beyond and is described in the following paragraph. All awards that were outstanding on the date the LTPP was amended were terminated and exchanged for an award under the amended LTPP. The LTPP that was initiated in 2003 provided for three-year performance cycles (except that, to phase in the LTPP, a one-year cycle, a two-year cycle and a three-year cycle began on January 1, 2003). At the beginning of each performance period, the specific range of goals and performance objectives were established by the Compensation Committee, upon recommendation of the Chief Executive Officer, and presented to the Board of Directors. At the end of each performance period, payouts were to be determined based on actual performance against goals. Payouts were to be made in the Company’s common stock (50%) and in cash (50%). Revenue and earnings growth, subject to a performance hurdle of return on capital, were the specific performance measures used for the first three performance cycles that began January 1, 2003 and for the three-year cycle that began on January 1, 2004. The performance goals for the one-year and two-year cycles were not met. Therefore, no payouts were earned under the LTPP in effect for 2003 and 2004.

In December of 2004, the Committee and the full Board of Directors reviewed the LTPP program and determined that projecting reasonable performance objectives over a three-year period was unworkable. Fluctuations in utility industry capital spending, the Company’s primary market, growth opportunities that were being pursued by the Company, and other factors all contributed to performance objectives that were likely to be too low or unreachably high, but rarely reasonable. Accordingly, the Committee approved an amended LTPP for 2005 and beyond. The newly amended LTPP provides for the granting of awards contingent on the attainment of annual performance objectives designed to drive long-term financial success and growth of the Company. Performance objectives will be set on the basis of corporate plans for the following year, condition of the utility industry, competitive performance in the marketplace and long-term direction of the Company. Consideration will be given to proposed acquisitions, financing and other major issues that could have a material impact on the financial performance of the Company. Typical performance measures may include, but are not limited to, revenue growth, earnings growth, cash flow, return on capital employed, net operating profit after tax, normalized earnings per share or a combination of measures. Payouts will be determined annually, as soon after the end of the performance period as practical, and will be in the form of restricted stock issued out of our Amended and Restated 2000 Stock Incentive Plan with a three-year cliff vesting period. The number of shares of restricted stock to be paid out to participants will be determined by dividing the dollar amount of the award payout by the fair market value of Itron common stock on the date the Committee approves the payout. The dollar amount of the award payout will be a percentage of the executive officer’s base salary.

Other Compensation

Discretionary Bonus.    From time to time, the Committee will award discretionary bonuses to our executive officers. Discretionary bonuses are based upon performance, both financial and otherwise, tied to specific events. For 2004, the Committee granted a one-time discretionary bonus to the Company’s employees, including executive officers, based upon the successful closing of the acquisition of Schlumberger’s electricity metering business (SEM) and the successful integration of SEM into the Company as reflected in the third and fourth Quarter 2004 financial results. All individual discretionary bonuses granted in 2004 were less than $20,000 and will be paid in 2005. In addition, the Committee has and may in the future grant discretionary bonuses for purposes of retention.

Deferred Compensation.    Executive officers are eligible to participate in the Itron, Inc. Executive Deferred Compensation Plan. Under this plan, executive officers may defer up to 50% of base salary and up to 50% of any bonus into an account. Each year, Itron makes a matching contribution into the account of each executive officer who defers salary and/or bonus during that year. The amount of the matching contribution is equal to 50% of the amount deferred by the executive officer during the year until such matching contribution, when added to the amount matched under the Itron, Inc. Incentive Savings Plan, equals 10% of the executive officer’s salary and bonuses paid during that year. The executive officers’ accounts are credited with interest at a rate determined by the Compensation Committee, which rate will not be less than 8% or more than 10% per year.

Flexible Benefits.    All of our executive officers are eligible to participate in the Company’s Flex Benefit Program, which provides each executive officer with a total annual amount equal to 3% or less of the executive officer’s annual base salary to be used for any of the following in a limited amount per category: financial planning, tax preparation, legal counseling, medical costs, life insurance, long-term disability insurance, and home office or security.

Chief Executive Officer Compensation

Mr. Nosbaum’s base salary did not increase in 2004. On January 1, 2005, in light of the Company’s significantly improved financial performance and progress toward long-term goals achieved under Mr. Nosbaum’s stewardship, the Committee increased Mr. Nosbaum’s base salary by $50,000 to a base salary of $450,000. The Committee believes that it is important that Mr. Nosbaum’s base salary be competitive with those of other chief executive officers with similar responsibilities and broad leadership experience in the comparison group of companies. At $450,000, Mr. Nosbaum’s base salary is 19% below the 50th percentile of the base salaries paid to the chief executive officers of the comparison group of companies. The Committee recognizes and highly values Mr. Nosbaum’s visionary leadership, breadth of knowledge and business and utility experience, and his contributions to the Company since becoming Chief Executive Officer.

Annual and long-term incentive targets are established for the Chief Executive Officer in the same manner as for other officers, as described above.

Tax Deductibility of Compensation

Section 162(m) of the Code limits the tax deduction available to public companies for compensation paid to individual executive officers to $1 million in any taxable year, unless certain performance, disclosure and shareholder approval requirements are met. Under Section 162(m), compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. When consistent with our compensation philosophy, the Committee intends to structure our compensation programs so that compensation expenses are deductible by Itron for tax purposes. Option grants and LTPP awards under our Amended and Restated 2000 Stock Incentive Plan are intended to be deductible under Section 162(m).

Compensation Committee

Michael B. Bracy, Chairman

Sharon L. Nelson

Mary Ann Peters

PERFORMANCE GRAPH

The following graph compares the five-year cumulative total return to shareholders on our common stock with the five-year cumulative total return of The NASDAQ Stock Market (U.S. Companies) Index, the peer group of companies used in our proxy statement last year (the “Old Peer Group”), and a new peer group of companies (the “New Peer Group”).

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG ITRON, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND TWO PEER GROUPS

The above presentation assumes $100 invested on December 31, 1999 in the common stock of Itron, our Old Peer Group, our New Peer Group, and The NASDAQ Stock Market (U.S. Companies) Index, with all dividends reinvested. With respect to companies in our peer groups, the returns of each such corporation have been weighted to reflect relative stock market capitalization at the beginning of each period plotted. The stock prices shown above for our common stock are historical and not necessarily indicative of future price performance.

We believe that, prior to this year, the Old Peer Group included those publicly traded companies that had operating characteristics most comparable to us. However, we believe that the business activities of certain other companies are closer to us than some of the companies in the Old Peer Group, and that as a result, the Old Peer Group does not include all of those companies with which a comparison would be meaningful, and includes certain companies with which a comparison is now less meaningful. In addition, certain companies in the Old Peer Group have been consolidated. For these reasons, we have replaced the Old Peer Group with the New Peer Group.

The companies in our New Peer Group include publicly traded companies that have operating characteristics most comparable to ours and that provide data collection, analysis and management solutions, consulting and communications services and radio manufacturing.

The New Peer Group includes the following companies: Analogic Corp., Badger Meter, EMS Technologies, ESCO Technologies, Intergraph, Roper Industries, Symbol Technologies and Trimble Navigation, Ltd.

The Old Peer Group includes the following companies: Badger Meter, EMS Technologies, ESCO Technologies, Interlogix, LCC International, Motorola, Symbol Technologies and Trimble Navigation, Ltd.

2004 AUDIT/FINANCE COMMITTEE REPORT

The Audit/Finance Committee is composed of independent directors as defined by Rule 4200(a)(15) of the National Association of Securities Dealers rules and acts under a written charter developed by the Committee in 2000 and modified in 2002. Management is responsible for the Company’s internal controls and the financial reporting process. Deloitte & Touche LLP, the Company’s independent auditors, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with audit standards of the Public Company Accounting Oversight Board (United States), and for issuing their reports thereon.

In connection with the December 31, 2004 financial statements, the Audit/Finance Committee hereby reports as follows:

(1)	The Audit/Finance Committee has reviewed and discussed the audited financial statements with management.

(2)	The Audit/Finance Committee has discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

(3)	The Audit/Finance Committee has received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the auditors the auditors’ independence.

(4)	Based upon these reviews and discussions, the Audit/Finance Committee has recommended to the Board of Directors, and the Board has approved, that the Company’s audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Audit/Finance Committee

Graham M. Wilson, Chairman

Ted C. DeMerritt

Jon E. Eliassen

Thomas S. Glanville

INDEPENDENT AUDITORS’ FEES REPORT

For the years ended December 31, 2004 and 2003, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”). The aggregate fees billed by Deloitte & Touche for the years ended December 31, 2004 and 2003 were as follows:

Services Rendered	Fees
	2004	2003
Audit Services (1)	$1,689,267	$757,563
Audit-Related Services (2)	155,000	1,341,415

Total Audit and Audit-Related Services	1,844,267	2,098,978
Tax Services (3)	358,039	742,870
Other Services (4)	89,069	188,340

(1)	Fees billed for the audit of the Company’s annual financial statements and internal control over financial reporting and reviews of interim financial information for the year ended December 31, 2004 and audit of the Company’s annual financial statements and reviews of interim financial information for the year ended December 31, 2003.
(2)	Fees billed for acquisition due diligence services, consultations on internal controls, and technical accounting education classes for the year ended December 31, 2004 and acquisition due diligence services and technical accounting education classes for the year ended December 31, 2003.
(3)	Fees billed for compliance, immigration and visa and tax planning services for the years ended December 31, 2004 and 2003.
(4)	Fees billed for financial information systems design, implementation and upgrade services for both the years ended December 31, 2004 and 2003.

The Audit/Finance Committee has considered and concluded that the non-audit services provided to the Company by Deloitte & Touche are compatible with maintaining the auditors’ independence.

The Audit and Finance Committee has adopted polices and procedures requiring that the Company obtain the Committee’s pre-approval of all audit and permissible non-audit services to be provided by Deloitte & Touche as the Company’s independent registered public accounting firm. Pre-approval is generally granted on a quarterly basis, is detailed as to the particular service or category of services to be provided and is granted after consideration of the estimated fees for each service or category of service. Actual fees and any changes to estimated fees for pre-approved services are reported to the Committee on a quarterly basis. In 2004, all services were pre-approved with the exception of certain United Kingdom tax return compliance work in the amount of $3,900. The Committee evaluated the services performed and determined that they were within the Committee’s approved guidelines of permissible services and subsequent approval was obtained.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with SEC. SEC regulations require our officers, directors and greater-than-10% shareholders to provide us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of these forms we have received and written representations from certain reporting persons, we believe that, during 2004 all of our executive officers, directors and greater-than-10% shareholders complied with all Section 16(a) filing requirements applicable to them, except that John W. Hengesh failed to timely file two Form 4s for shares of common stock sold, all of which were subsequently filed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information with respect to the beneficial ownership of our common stock as of February 22, 2005 by:

•	each of our directors;

•	each of our executive officers for whom compensation is reported in this proxy statement;

•	all of our directors and executive officers as a group; and

•	each person that we know beneficially owns more than 5% of our common stock.

The percentage ownership data is based on 21,442,920 shares of our common stock outstanding as of February 22, 2005. Under SEC rules, beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days are deemed outstanding for computing the number of shares and the percentage ownership of the person holding the option, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise noted, we believe that the beneficial owners of the shares of common stock listed below have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

	Shares Beneficially Owned
Name	Number	Percent
Directors and Executive Officers:
LeRoy D. Nosbaum (1)	334,960	1.54%
Robert D. Neilson (2)	213,250	*
Philip C. Mezey (3)	22,931	*
Malcolm Unsworth	389	*
David G. Remington (4)	213,186	*
Michael B. Bracy (5)	80,895	*
Ted C. DeMerritt (6)	49,457	*
Jon E. Eliassen (7)	45,617	*
Thomas S. Foley (8)	22,786	*
Thomas S. Glanville (9)	29,386	*
Sharon L. Nelson (10)	22,850	*
Mary Ann Peters (11)	12,923	*
Graham M. Wilson (12)	50,967	*

All directors and executive officers as a group (16 persons) (13)	1,175,949	5.24%

Greater-Than-5% Shareholders:

Snyder Capital Management, L.P. (14) 350 California Street, Suite 1460 San Francisco, CA 94104	1,810,836	8.44%
Wellington Management Company, LLP (15) 75 State Street Boston, MA 02109	1,763,750	8.23%
Cramer Rosenthal McGlynn, LLC (16) 520 Madison Avenue New York, NY 10022	1,335,950	6.23%
AXA Financial, Inc. (17) 1290 Avenue of the Americas New York, NY 10104	1,291,146	6.02%

	Shares Beneficially Owned
Name	Number	Percent
Ing Groep N.V. (18) Amstelveenseweg 500 1081 KL Amsterdam P.O. Box 810 1000 AV Amsterdam The Netherlands	1,070,142	4.99%

*	Less than 1%.
(1)	Includes 312,667 shares issuable on exercise of outstanding options exercisable by Mr. Nosbaum within 60 days at a weighted average exercise price of $9.37 per share. Also includes 1,750 shares of common stock held for Mr. Nosbaum’s individual account under our 401(k) employee savings plan.
(2)	Includes 128,917 shares issuable on exercise of outstanding options exercisable by Mr. Neilson within 60 days at a weighted average exercise price of $11.53 per share. Also includes 3,593 shares of common stock held for Mr. Neilson’s individual account under our 401(k) employee savings plan, 38 shares held under our employee stock ownership plan and 62,031 shares held by Mr. Neilson’s wife.
(3)	Includes 22,931 shares issuable on exercise of outstanding options exercisable by Mr. Mezey within 60 days at a weighted average exercise price of $15.98 per share.
(4)	Includes 202,667 shares issuable on exercise of outstanding options exercisable by Mr. Remington within 60 days at a weighted average exercise price of $13.00 per share.
(5)	Includes 53,000 shares issuable on exercise of outstanding options exercisable by Mr. Bracy within 60 days at a weighted average exercise price of $18.29 per share.
(6)	Includes 44,500 shares issuable on exercise of outstanding options exercisable by Mr. DeMerritt within 60 days at a weighted average exercise price of $19.70 per share.
(7)	Includes 37,000 shares issuable on exercise of outstanding options exercisable by Mr. Eliassen within 60 days at a weighted average exercise price of $22.06 per share.
(8)	Includes 20,500 shares issuable on exercise of outstanding options exercisable by Mr. Foley within 60 days at a weighted average exercise price of $21.35 per share.
(9)	Includes 18,500 shares issuable on exercise of outstanding options exercisable by Mr. Glanville within 60 days at a weighted average exercise price of $18.19 per share.
(10)	Includes 20,500 shares issuable on exercise of outstanding options exercisable by Ms. Nelson within 60 days at a weighted average exercise price of $17.49 per share.
(11)	Includes 12,500 shares issuable on exercise of outstanding options exercisable by Ms. Peters within 60 days at a weighted average exercise price of $26.81 per share.
(12)	Includes 47,750 shares issuable on exercise of outstanding options exercisable by Mr. Wilson within 60 days at a weighted average exercise price of $19.86 per share.
(13)	Includes 1,016,595 shares issuable on exercise of outstanding options that are held by all directors and executive officers and are exercisable within 60 days. Also includes 7,427 shares of common stock held for such executive officers’ individual accounts under our 401(k) employee savings plan and 38 shares held for such officers’ individual accounts under our employee stock ownership plan and 62,031 shares held by Mr. Neilson’s wife.
(14)	Information is based on a Schedule 13G filed with the SEC on February 10, 2005 by Snyder Capital Management, L.P. This filing indicates that Snyder Capital Management, L.P. has shared investment discretion over 1,810,836 of these shares and shared voting power over 1,635,936 of these shares.
(15)	Information is based on a Schedule 13G filed with the SEC on February 14, 2005 by Wellington Management Company, LLP This filing indicates that Wellington Management Company, LLP has shared investment discretion over 1,763,750 of these shares and shared voting power over 895,550 of these shares.
(16)	Information is based on a Schedule 13G filed with the SEC on February 11, 2005 by Cramer Rosenthal McGlynn, LLC. This filing indicates that Cramer Rosenthal McGlynn, LLC has shared investment discretion over 689,700 of these shares, sole investment discretion over 646,250 of these shares, shared voting power over 676,400 of these shares and sole voting power over 600,450 of these shares.

(17)	Information is based on a Schedule 13G filed with the SEC on February 14, 2005 by AXA Financial, Inc. This filing indicates that AXA Financial, Inc. has sole investment discretion over 1,291,146 of these shares, shared voting power over 456,220 of these shares and sole voting power over 460,510 of these shares.
(18)	Information is based on a Schedule 13G filed with the SEC on February 10, 2005 by ING Groep N.V. This filing indicates that ING Groep N.V. has sole investment discretion and voting power over 1,070,142 of these shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Robert D. Neilson’s wife is employed by the Company as vice president, marketing, and her annual salary for 2004 was $205,000.

David G. Remington was our sr. vice president and chief financial officer from February 1996 until his retirement on December 31, 2004. On December 24, 2004 Mr. Remington entered into an agreement that replaced his previous employment agreement effective December 31, 2004. A detailed description of the terms of Mr. Remington’s new agreement are included above in the section titled “Executive Compensation — Employment Agreements.”

LIST OF SHAREHOLDERS OF RECORD

A list of shareholders of record entitled to vote at the annual meeting will be available at the annual meeting and will also be available ten days prior to the annual meeting between the hours of 9:00 a.m. and 4:00 p.m., Pacific time, at Office of the Corporate Secretary, Itron, Inc., 2818 North Sullivan Road, Spokane, Washington. A shareholder may examine the list for any legally valid purpose related to the annual meeting.

INDEPENDENT AUDITORS

Deloitte & Touche LLP audited the consolidated financial statements of the Company for fiscal 2004 and internal control over financial reporting as of December 31, 2004. The Audit/Finance Committee has selected Deloitte & Touche LLP to serve as independent auditors to conduct an audit of the Company’s accounts for fiscal year 2005 and internal control over financial reporting as of December 31, 2005. Representatives of Deloitte & Touche will be present at the Annual Meeting, with the opportunity to make a statement and answer appropriate shareholder questions.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of our 2004 Annual Report on Form 10-K, which includes our financial statements, accompanies this proxy statement.

SHAREHOLDER PROPOSALS FOR 2006

Under the SEC’s proxy rules, shareholder proposals that meet specified conditions may be included in our proxy statement and proxy for the 2006 annual meeting. Under Exchange Act Rules 14a-5(e) and 14a-8(e), shareholders that intend to present a proposal at our 2006 annual meeting must give us written notice of the proposal not later than December 2, 2005 for the proposal to be considered for inclusion in our proxy materials for that meeting. In addition, shareholders desiring to submit nominations for the election of directors or proposals that will not be included in our proxy materials must do so in accordance with the advance notice provisions and other applicable requirements set forth in our bylaws. Our bylaws provide that the notice of proposals not submitted for inclusion in our proxy materials must be received by Itron at least 90 days and not more than 120 days prior to the anniversary date of the prior year’s annual meeting and that the notice of nominations for election of directors must be received at least 60 days and not more than 90 days prior to the date of our annual meeting. Shareholders who intend to present proposals at the 2006 annual meeting that will not be included in our proxy materials must provide to our Corporate Secretary written notice of the business they wish to propose no later than February 1, 2006 and no sooner than January 2, 2006, assuming the annual meeting is held on Tuesday, May 2, 2006. Our timely receipt of a proposal by a qualified shareholder will not guarantee the proposal’s inclusion in our proxy materials or presentation at the 2006 annual meeting, because there are other requirements in the proxy rules. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with all applicable requirements of the SEC’s proxy rules, state law and our bylaws.

Shareholder proposals should be directed to our Corporate Secretary, Itron, Inc., P.O. Box 15288, Spokane, Washington 99215-5288.

Appendix A

ITRON, INC.

AMENDED AND RESTATED

2000 STOCK INCENTIVE PLAN

SECTION 1.    PURPOSE

The purpose of the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan (the “Plan”) is to enhance the long-term shareholder value of Itron, Inc., a Washington corporation (the “Company”), by offering opportunities to selected persons to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its Related Corporations (as defined in Section 2) and to acquire and maintain stock ownership in the Company.

SECTION 2.    DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

“Award” means any Option, Stock Award or Performance Shares and Performance Units granted pursuant to the provisions of the Plan.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in the instrument evidencing the Award or in a written employment or services agreement between the Participant and the Company or a Related Corporation in connection with an Award, means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the common stock, no par value per share, of the Company.

“Corporate Transaction” has the meaning set forth in Section 14.3.1.

“Covered Employee” means a “covered employee” as that term is defined in Section 162(m)(3) of the Code or any successor provision.

“Disability,” unless otherwise defined by the Plan Administrator, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company or a Related Corporation and to be engaged in any substantial gainful activity.

“Effective Date” has the meaning set forth in Section 16.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on The NASDAQ Stock Market, the closing sales price for the Common Stock as reported by The NASDAQ Stock Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing sales price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

“Grant Date” means the date on which the Plan Administrator completes the corporate action authorizing the grant of an Award or such later date specified by the Plan Administrator, and on which all conditions precedent to the grant have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

“Nonqualified Stock Option” means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

“Option” means the right to purchase Common Stock granted under Section 7.

“Option Term” has the meaning set forth in Section 7.3.

“Parent,” except as otherwise provided in Section 8.8 in connection with Incentive Stock Options, means any entity, whether now or hereafter existing, that directly or indirectly controls the Company.

“Participant” means the person to whom an Award is granted.

“Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 10.

“Performance Share” has the meaning set forth in Section 10.1.

“Performance Unit” has the meaning set forth in Section 10.2.

“Plan Administrator” has the meaning set forth in Section 3.1.

“Related Corporation” means any Parent or Subsidiary of the Company.

“Related Party Transaction” has the meaning set forth in Section 14.3.1.

“Retirement,” unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan, means retirement on or after the individual’s normal retirement date under the Company’s 401(k) plan or other similar successor plan applicable to salaried employees.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Award” means shares of Common Stock or units denominated in Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

“Subsidiary,” except as otherwise provided in Section 8.8 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company.

“Successor Corporation” has the meaning set forth in Section 14.3.2.

“Termination Date” has the meaning set forth in Section 7.6.

“Vesting Base Date” means the Grant Date or such other date selected by the Plan Administrator as the date from which an Option begins to vest for purposes of Section 7.4.

SECTION 3.    ADMINISTRATION

3.1    Plan Administrator

The Plan shall be administered by the Board and/or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board (a “Plan Administrator”). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) “outside directors” as contemplated by Section 162(m) of the Code and (b) “nonemployee directors” as contemplated by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize one or more senior executive officers of the Company to grant Awards to designated classes of eligible persons, within the limits specifically prescribed by the Board.

3.2    Administration and Interpretation by Plan Administrator

Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and the terms of any instrument evidencing the Award and may from time to time adopt and change rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. In no event, however, shall the Plan Administrator have the right to (a) without shareholder approval, cancel or amend outstanding Options for the purpose of repricing, replacing or regranting such Options with a purchase price that is less than the purchase price for the original Options, except in connection with adjustments provided in Section 14.1, or (b) issue an Option or amend an outstanding Option to provide for the grant or issuance of a new Option on exercise of the original Option. The Plan Administrator may delegate ministerial duties to such of the Company’s officers as it so determines. The Plan Administrator, for purposes of determining the effect on an Award of a Company-approved leave of absence or a Participant’s working less than full-time, shall be the chief executive officer of the Company or his designee.

SECTION 4.    STOCK SUBJECT TO THE PLAN

4.1    Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 14.1, the number of shares of Common Stock that shall be available for issuance under the Plan shall be 4,525,000. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

4.2    Limitations

Subject to adjustment from time to time as provided in Section 14.1, not more than an aggregate of 300,000 shares shall be available for issuance pursuant to grants of Awards other than Options under the Plan. This Section 4.2(a) is not intended as a limit on the number of Options that may be granted under the Plan.

4.3    Reuse of Shares

Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in vested and nonforfeitable shares) shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that for purposes of Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

SECTION 5.    ELIGIBILITY

Awards may be granted under the Plan to those officers, directors and employees of the Company and its Related Corporations as the Plan Administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Related Corporations; provided, however, that such Participants render bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6.    AWARDS

6.1    Form and Grant of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options and Stock Awards. Awards may be granted singly or in combination.

6.2    Settlement of Awards

The Company may settle Awards through the delivery of shares of Common Stock, the granting of replacement Awards or any combination thereof as the Plan Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents.

6.3    Acquired Company Awards

Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or stock, reorganization or liquidation (the “Acquisition Transaction”). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

SECTION 7.    AWARDS OF OPTIONS

7.1    Grant of Options

The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2    Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date. For Incentive Stock Options granted to a more than 10% shareholder, the Option exercise price shall be as specified in Section 8.2.

7.3    Term of Options

The term of each Option (the “Option Term”) shall be as established by the Plan Administrator or, if not so established, shall be ten years from the Grant Date. For Incentive Stock Options, the maximum Option Term shall be as specified in Sections 8.2 and 8.4.

7.4    Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Participant’s Continuous Employment or Service With the Company or Its Related Corporations From the Vesting Base Date	Percent of Total Option That Is Vested and Exercisable
After 1 year	25%
After 2 years	50%
After 3 years	75%
After 4 years	100%

The Plan Administrator may adjust the vesting schedule of an Option held by a Participant who works less than “full-time” as that term is defined by the Plan Administrator or who takes a Company-approved leave of absence.

To the extent that an Option has vested and become exercisable, the Option may be exercised from time to time by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Section 7.5. An Option may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

7.5    Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, in any combination of:

(a) cash or check;

(b) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price;

(c) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board; or

(d) such other consideration as the Plan Administrator may permit.

In addition, to assist a Participant (including a Participant who is an officer or a director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (i) the payment by a Participant of a promissory note or (ii) the guarantee by the Company of a loan obtained by the Participant from a third party; provided, however, that any such note or loan must be full-recourse to the extent necessary to avoid charges to the Company’s earnings for financial reporting purposes. Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans or loan guarantees, including the interest rate and terms of and security for repayment.

7.6    Post-Termination Exercises

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or its Related Corporations, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a) Any portion of an Option that is not vested and exercisable on the date of termination of the Participant’s employment or service relationship (the “Termination Date”) shall expire on such date.

(b) Any portion of an Option that is vested and exercisable on the Termination Date shall expire upon the earliest to occur of

(i) the last day of the Option Term;

(ii) if the Participant’s Termination Date occurs for reasons other than Cause, Retirement, death or Disability, the three-month anniversary of such Termination Date; and

(iii) if the Participant’s Termination Date occurs by reason of Retirement, Disability or death, the one-year anniversary of such Termination Date.

Notwithstanding the foregoing, if the Participant dies after the Termination Date while the Option is otherwise exercisable, the portion of the Option that is vested and exercisable on such Termination Date shall expire upon the earlier to occur of (y) the last day of the Option Term and (z) the first anniversary of the date of death, unless the Plan Administrator determines otherwise.

Also notwithstanding the foregoing, in case of termination of the Participant’s employment or service relationship for Cause, the Option shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option likewise shall be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s

Termination Date, any Option then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

A Participant’s transfer of employment or service relationship between or among the Company and its Related Corporations, or a change in status from an employee to a consultant, agent, advisor or independent contractor or vice versa, shall not be considered a termination of employment or service relationship for purposes of this Section 7. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

SECTION 8.    INCENTIVE STOCK OPTION LIMITATIONS

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1    Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2    More Than 10% Shareholders

If an individual owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option Term shall not exceed five years. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.3    Eligible Employees

Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options.

8.4    Term

Subject to Section 8.2, the Option Term shall not exceed ten years.

8.5    Exercisability

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the Termination Date for reasons other than death or Disability, (b) more than one year after the Termination Date by reason of Disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant’s reemployment rights are guaranteed by statute or contract.

8.6    Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 Internal Revenue Code of 1986 (“the Code”), the Participant must hold the shares issued upon the exercise of an

Incentive Stock Option for two years after the Grant Date and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7    Promissory Notes

The amount of any promissory note delivered pursuant to Section 7.5 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

8.8    Code Definitions

For purposes of this Section 8, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

SECTION 9.    STOCK AWARDS

9.1    Grant of Stock Awards

The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the Stock Award shall occur by reason of termination of the Participant’s employment or service relationship.

9.2    Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Participant’s release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant’s death, to the personal representative of the Participant’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

9.3    Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate; provided, however, that the Plan Administrator may not adjust performance goals for any Stock Award intended to be exempt under Section 162(m) of the Code for the year in which the Stock Award is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.

SECTION 10.    PERFORMANCE AWARDS

10.1    Performance Shares

The Plan Administrator may grant Awards of performance shares (“Performance Shares”) and designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of such property as the Plan Administrator shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Plan Administrator, and other terms and conditions specified by the Plan Administrator. Notwithstanding the satisfaction of any performance goals, the amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Plan Administrator shall determine in its sole discretion.

10.2    Performance Units

The Plan Administrator may grant Awards of performance units (“Performance Units”) and designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Plan Administrator shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Plan Administrator, and other terms and conditions specified by the Plan Administrator. Notwithstanding the satisfaction of any performance goals, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Plan Administrator shall determine in its sole discretion.

SECTION 11.    CODE SECTION 162(m) PROVISIONS

(a) Notwithstanding any other provision of the Plan, if the Plan Administrator determines at the time a Stock Award or a Performance Award is granted to a Participant who is then an officer that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Plan Administrator may provide that this Section 11 is applicable to such Award.

(b) If a Stock Award or a Performance Award is subject to this Section 11, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Plan Administrator, which shall be based on the attainment of specified levels of one or any combination of the following business criteria of the Company as a whole or any business unit of the Company, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total stockholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Plan Administrator within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(c) Notwithstanding any provision of the Plan other than Section 14, with respect to any Stock Award or Performance Award that is subject to this Section 11, the Plan Administrator may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Plan Administrator may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Covered Employee.

(d) The Plan Administrator shall have the power to impose such other restrictions on Awards subject to this Section 11 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

(e) Subject to adjustment from time to time as provided in Section 14.1, no Covered Employee may be granted Options, Stock Awards or Performance Shares subject to this Section 11 in any calendar year period with respect to more than 300,000 shares of Common Stock for such Award, except that the Company may make additional one time grants of such Awards for up to 600,000 shares to newly hired individuals, and the maximum dollar value payable with respect to Performance Units subject to this Section 11 granted to any Covered Employee in any one calendar year is $1,000,000.

SECTION 12.    WITHHOLDING

The Company may require the Participant to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of any Award. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Participant to satisfy withholding obligations, in whole or in part, (a) by paying cash, (b) by electing to have the Company withhold shares of Common Stock (up to the minimum required federal tax withholding rate), or (c) by transferring to the Company shares of Common Stock (already owned by the Participant for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), in such amounts as are equivalent to the Fair Market Value of the withholding obligation.

SECTION 13.    ASSIGNABILITY

Awards granted under the Plan and any interest therein may not be assigned, pledged or transferred by the Participant and may not be made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent a Participant designates a beneficiary on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, Awards may be exercised only by the Participant. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment or transfer; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

SECTION 14.    ADJUSTMENTS

14.1    Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1 and the maximum number and kind of securities that may be made subject to Stock Awards and to Awards to any individual as set forth in Section 4.2, (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor, and (iii) and the number and kind of securities automatically granted pursuant to a formula program established under the Plan. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, a dissolution or liquidation of the Company or a Corporate Transaction shall not be governed by this Section 14.1 but shall be governed by Sections 14.2 and 14.3, respectively.

14.2    Dissolution or Liquidation

In the event of the proposed dissolution or liquidation of the Company, the Plan Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Plan Administrator in its discretion may permit a Participant to exercise an Option until ten days prior to such transaction with respect to all vested and exercisable shares of Common Stock covered thereby and with respect to such number of unvested shares as the Plan Administrator shall determine. In addition, the Plan Administrator may provide that any forfeiture provision or Company repurchase option applicable to any Award shall lapse as to such number of shares as the Plan Administrator shall determine, contingent upon the occurrence of the proposed dissolution or liquidation at the time and in the manner contemplated. To the extent an Option has not been previously exercised, the Option shall terminate automatically immediately prior to the consummation of the proposed action. To the extent a forfeiture provision applicable to a Stock Award has not been waived by the Plan Administrator, the Stock Award shall be forfeited automatically immediately prior to the consummation of the proposed action.

14.3    Corporate Transaction

14.3.1    Definitions

“Corporate Transaction” means any of the following events:

(a) Consummation of any merger or consolidation of the Company with or into another corporation;

(b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the Company’s outstanding securities or substantially all the Company’s assets other than a transfer of the Company’s assets to a majority-owned subsidiary corporation (as defined in Section 8.8) of the Company; or

(c) Acquisition by a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date of adoption of the Plan) of the Exchange Act of a majority or more of the Company’s outstanding voting securities (whether directly or indirectly, beneficially or of record). Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) under the Exchange Act.

“Related Party Transaction” means (i) a merger of the Company in which the holders of shares of Common Stock immediately prior to the merger hold at least a majority of the shares of Common Stock in the surviving corporation or parent thereof immediately after the merger, (ii) a mere reincorporation of the Company, or (iii) a transaction undertaken for the sole purpose of creating a holding company.

14.3.2    Options

In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing the Award or in written employment or services agreement between a Participant and the Company or a Related Corporation in connection with an Award, each outstanding Option shall be assumed, continued or an equivalent option or right substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable, (the “Successor Corporation”). If the Corporate Transaction is not a Related Party Transaction, upon consummation of the Corporate Transaction the assumed or substituted options shall automatically become fully vested and exercisable whether or not the vesting requirements set forth in the applicable option agreement have been satisfied. If the Corporate Transaction is a Related Party Transaction, the vesting schedule set forth in the instrument evidencing the Option shall continue to apply to the assumed or substituted options.

In the event that the Successor Corporation refuses to assume or substitute for the Option, the Participant shall fully vest in and have the right to exercise the Option as to all of the shares of Common Stock subject thereto, including shares as to which the Option would not otherwise be vested or exercisable. If an Option will become fully vested and exercisable in lieu of assumption or substitution in the event of a Corporate Transaction, the Plan Administrator shall notify the Participant in writing or electronically that the Option shall be fully vested and exercisable for a specified time period after the date of such notice, and the Option shall terminate upon the expiration of such period, in each case conditioned on the consummation of the Corporate Transaction. For the purposes of this Section 14.3, the Option shall be considered assumed if, following the Corporate Transaction, the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Option, immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the Successor Corporation, the Plan Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction. All Options shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation.

14.3.3    Stock Awards

In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing the Award or in a written employment or services agreement between a Participant and the Company or a Related Corporation in connection with an Award, the vesting of shares subject to Stock Awards shall accelerate, and the forfeiture provisions to which such shares are subject shall lapse, if and to the same extent that the vesting and exercisability of outstanding Options accelerate in connection with the Corporate Transaction. If unvested Options are to be assumed, continued or substituted by a Successor Corporation without acceleration upon the occurrence of a Corporate Transaction, the forfeiture provisions to which such shares are subject will continue with respect to shares of the Successor Corporation that may be issued in exchange for such shares.

14.3.4    Performance Awards

In the event of a Corporate Transaction, the vesting and payout of Performance Awards shall be as provided in the instrument evidencing the Award or in a written employment or services agreement between a Participant and the Company or a Related Corporation.

14.4    Further Adjustment of Awards

Subject to Sections 14.2 and 14.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to the Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

14.5    Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.6    Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 15.    AMENDMENT AND TERMINATION OF PLAN

15.1    Amendment of Plan

The Plan may be amended only by the Board in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval shall be required for any amendment that would (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of persons eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation. Any amendment made to the Plan that would constitute a “modification” to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Participant, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

15.2    Suspension or Termination of Plan

The Board may suspend or terminate the Plan at any time. The Plan shall have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than ten years after the later of (a) the Plan’s adoption by the Board and (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

15.3    Consent of Participant

The suspension, amendment or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, impair or diminish any rights or obligations under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 14 shall not be subject to these restrictions.

SECTION 16.    GENERAL

16.1    Evidence of Awards

Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

16.2    No Individual Rights

Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Corporation or limit in any way the right of the Company or any Related Corporation to terminate a Participant’s employment or other relationship at any time, with or without Cause.

16.3    Registration

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

To the extent that the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

16.4    No Rights as a Shareholder

No Option or Stock Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

16.5    Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

16.6    Participants in Foreign Countries

The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Corporations may operate to ensure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

16.7    No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

16.8    Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

16.9    Choice of Law

The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of laws.

SECTION 17.    EFFECTIVE DATE

The Effective Date is the date on which the Plan is adopted by the Board, so long as it is approved by the Company’s shareholders at any time within 12 months of such adoption.

Appendix B

ITRON, INC.

AMENDED AND RESTATED

2002 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.    PURPOSE

The purposes of the Itron, Inc. Amended and Restated 2002 Employee Stock Purchase Plan (the “Plan”) are to (a) assist employees of Itron, Inc., a Washington corporation (the “Company”), and its parent and subsidiary corporations in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and (b) help employees provide for their future security and to encourage them to remain in the employment of the Company and its subsidiary corporations.

SECTION 2.    DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below.

“Additional Shares” has the meaning set forth in Section 8.2.

“Board” means the Board of Directors of the Company.

“Change Notice Date” has the meaning set forth in Section 11.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Itron, Inc., a Washington corporation.

“Company Transaction” means any of the following events:

(a) Consummation of any merger or consolidation of the Company with or into another corporation;

(b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the Company’s outstanding securities or all or substantially all the Company’s assets other than a transfer of the Company’s assets to a majority-owned Subsidiary Corporation; or

(c) Acquisition by a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date of adoption of the Plan) of the Exchange Act of a majority or more of the Company’s outstanding voting securities (whether directly or indirectly, beneficially or of record). Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) under the Exchange Act.

“Designated Corporation” has the meaning set forth under the definition of “Eligible Employee” in this Section 2.

“Eligible Compensation” means all regular cash compensation, including overtime, cash bonuses and commissions. Regular cash compensation does not include severance pay, hiring and relocation bonuses, pay in lieu of vacations, sick leave or any other special payments.

“Eligible Employee” means any employee of the Company (or any Parent Corporation or Subsidiary Corporation designated by the Plan Administrator (a “Designated Corporation”)) who is in the employ of the

Company (or any such Designated Corporation) on one or more Offering Dates and who meets the following criteria:

(a) the employee does not, immediately after the Option is granted, own stock (as defined by Code Sections 423(b)(3) and 424(d)) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a Parent or Subsidiary Corporation;

(b) the employee’s customary employment is for 20 hours or more per week or any lesser number of hours established by the Plan Administrator for a future Offering; and

(c) the employee’s customary employment is for more than five months in any calendar year or any lesser number of months established by the Plan Administrator for a future Offering.

If the Company permits any employee of a Designated Corporation to participate in the Plan, then all employees of that Designated Corporation who meet the requirements of this paragraph shall also be considered Eligible Employees.

“ESPP Broker” has the meaning set forth in Section 10.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall be as established in good faith by the Plan Administrator or, if the Stock is listed on the Nasdaq National Market (or any national stock exchange (an “exchange”) on which the Stock is at the time listed or admitted to trading), Fair Market Value shall mean the closing price of the Stock on the Offering Date or on the Purchase Date, as applicable. If no sales of the Stock were made on the Nasdaq National Market (or an exchange) on the applicable date, Fair Market Value shall mean the closing price of a share of the Stock as reported for the next preceding day on which sales of the Stock were made on the Nasdaq National Market (or an exchange).

“Offering” has the meaning set forth in Section 5.1.

“Offering Date” means the first day of an Offering.

“Option” means an option granted under the Plan to an Eligible Employee to purchase shares of Stock.

“Parent Corporation” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations, other than the Company, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means any Eligible Employee who has elected to participate in an Offering in accordance with the procedures set forth in Section 6.1 and who has not withdrawn from the Plan or whose participation in the Plan is not terminated.

“Plan” means the Itron, Inc. Amended and Restated 2002 Employee Stock Purchase Plan.

“Plan Administrator” means any committee of the Board designated to administer the Plan under Section 3.1.

“Purchase Date” means the last day of each Purchase Period.

“Purchase Period” has the meaning set forth in Section 5.2.

“Purchase Price” has the meaning set forth in Section 8.

“Stock” means the common stock, no par value, of the Company.

“Subscription Date” means the last regular business day prior to an Offering Date.

“Subsidiary Corporation” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Successor Corporation” has the meaning set forth in Section 20.3.

SECTION 3.    ADMINISTRATION

3.1    Plan Administrator

The Plan shall be administered by the Compensation Committee of the Board, except to the extent that the Board appoints another committee or committees (which term includes subcommittees) consisting of one or more members of the Board to administer the Plan. Committee members shall serve for such terms as the Board may determine, subject to removal by the Board at any time.

3.2    Administration and Interpretation by the Plan Administrator

Subject to the provisions of the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Options granted under the Plan, including all terms, conditions, restrictions and limitations of Options; provided, however, that all Participants granted Options pursuant to the Plan shall have the same rights and privileges within the meaning of Code Section 423(b)(5). The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company’s officers or employees as it so determines.

SECTION 4.    STOCK SUBJECT TO PLAN

Subject to adjustment from time to time as provided in Section 20, the maximum number of shares of Stock that shall be available for issuance under the Plan shall be 704,411 shares.

Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

SECTION 5.    OFFERING DATES

5.1    Offerings

Except as otherwise set forth below, the Plan shall be implemented by a series of Offerings (each, an “Offering”). Offerings shall commence on January 1, April 1, July 1 and October 1 of each year and end on the next March 31, June 30, September 30 and December 31, respectively, occurring thereafter. Notwithstanding the foregoing, the Plan Administrator may establish (a) a different term for one or more future Offerings and (b) different commencing and ending dates for such Offerings; provided, however, that an Offering may not exceed five years. In the event the first or the last day of an Offering is not a regular business day, then the first day of the Offering shall be deemed to be the next regular business day and the last day of the Offering shall be deemed to be the last preceding regular business day.

5.2    Purchase Periods

Each Offering shall consist of one Purchase Period (a “Purchase Period”). The last day of each Purchase Period shall be the Purchase Date for such Purchase Period. Purchase Periods shall commence on January 1, April 1, July 1 and October 1 of each year and shall end on the next March 31, June 30, September 30 and December 31, respectively, occurring thereafter. Notwithstanding the foregoing, the Plan Administrator may establish (a) a different term for one or more future Purchase Periods and (b) different commencing dates and Purchase Dates for any such Purchase Period. In the event the first or last day of a Purchase Period is not a regular business day, then the first day of the Purchase Period shall be deemed to be the next regular business day and the last day of the Purchase Period shall be deemed to be the last preceding regular business day.

SECTION 6.    PARTICIPATION IN THE PLAN

6.1    Initial Participation

An Eligible Employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the Company’s payroll office not later than the last business day before such Offering Date (the “Subscription Date”) a subscription agreement indicating the Eligible Employee’s election to participate in the Plan and authorizing payroll deductions. An Eligible Employee who does not deliver a subscription agreement to the Company’s payroll office on or before the Subscription Date shall not participate in the Plan for that Offering or for any subsequent Offering, unless such Eligible Employee subsequently enrolls in the Plan by filing a subscription agreement with the Company by the Subscription Date for such subsequent Offering. The Plan Administrator may, from time to time, change the Subscription Date as deemed advisable by the Plan Administrator in its sole discretion for the proper administration of the Plan.

An employee who becomes eligible to participate in the Plan after an Offering has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering, provided that such employee is still an Eligible Employee as of the commencement of any such subsequent Offering. Eligible Employees may not participate in more than one Offering at a time.

6.2    Continued Participation

If a Participant withdraws from an Offering pursuant to Section 11.2, the Participant is required to file a new subscription agreement, as provided in Section 6.1, for the next Offering in which the Participant wishes to participate.

SECTION 7.    LIMITATIONS ON RIGHT TO PURCHASE SHARES

7.1    $25,000 Limitation

No Participant shall be entitled to purchase Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Code Section 423 sponsored by the Company, a Parent Corporation or a Subsidiary Corporation) at a rate that exceeds $25,000 in Fair Market Value, determined as of the Offering Date for each Offering (or such other limit as may be imposed by the Code), for each calendar year in which a Participant participates in the Plan (or any other employee stock purchase plan described in this Section 7.1).

7.2    Number of Shares Purchased

No Participant shall be entitled to purchase more than 250 shares of Stock (or such other number as the Plan Administrator shall specify for a future Offering) under the Plan in any Purchase Period.

7.3    Pro Rata Allocation

In the event the number of shares of Stock that might be purchased by all Participants in the Plan exceeds the number of shares of Stock available in the Plan, the Plan Administrator shall make a pro rata allocation of the remaining shares of Stock in as uniform a manner as shall be practicable and as the Plan Administrator shall determine to be equitable. Fractional shares may be issued under the Plan only to the extent permitted by the Board or the Plan Administrator.

SECTION 8.    PURCHASE PRICE

The purchase price (the “Purchase Price”) at which Stock may be acquired in an Offering pursuant to the exercise of all or any portion of an Option granted under the Plan shall be 85% of the Fair Market Value of the Stock on the Purchase Date. Notwithstanding the foregoing, the Plan Administrator may establish a different Purchase Price for any Offering, which shall not be less than the Purchase Price set forth in the preceding sentence.

SECTION 9.    PAYMENT OF PURCHASE PRICE

9.1    General Rules

Subject to Section 9.11, Stock that is acquired pursuant to the exercise of all or any portion of an Option may be paid for only by means of payroll deductions from the Participant’s Eligible Compensation. Except as set forth in this Section 9, the amount of compensation to be withheld from a Participant’s Eligible Compensation during each pay period shall be determined by the Participant’s subscription agreement.

9.2    Amount Withheld

The amount of payroll withholding with respect to the Plan for any Participant during any pay period shall be a fixed dollar amount or percentage of the Participant’s Eligible Compensation, such amount to be, in either case, at least 1% of the Participant’s Eligible Compensation for such pay period and not more than 10% of the Participant’s Eligible Compensation for such pay period (or such other percentages as the Plan Administrator may establish for future Offerings). Amounts shall be withheld in whole dollars or percentages only, as applicable.

9.3    Payroll Deductions

Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering unless sooner altered or terminated as provided in the Plan.

9.4    Memorandum Accounts

Individual accounts shall be maintained for each Participant for memorandum purposes only. All payroll deductions from a Participant’s compensation shall be credited to such account, but shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

9.5    No Interest

Interest shall not be paid on sums withheld from a Participant’s compensation.

9.6    Acquisition of Stock

Subject to Section 7, on each Purchase Date of an Offering, each Participant shall automatically acquire, pursuant to the exercise of the Participant’s Option, the number of whole shares of Stock arrived at by dividing the total amount of the Participant’s accumulated payroll deductions for the Purchase Period by the Purchase Price; provided, however, that in no event shall the number of shares of Stock purchased by the Participant exceed the number of shares of Stock subject to the Participant’s Option. Fractional shares may be issued under the Plan only to the extent permitted by the Board or the Plan Administrator.

9.7    Refund of Excess Amounts

Any cash balance remaining in the Participant’s account shall be refunded to the Participant as soon as practical after the Purchase Date. In the event the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount necessary to purchase a whole share of Stock, and the Board or the Plan Administrator has determined that fractional shares may not be issued, the Plan Administrator may establish procedures whereby such cash is maintained in the Participant’s account and applied to the purchase of Stock in the subsequent Purchase Period or Offering. If the Participant does not participate in the next Purchase Period, such remaining cash balance shall be refunded to the Participant as soon as practical after the Purchase Date without the payment of any interest.

9.8    Withholding Obligations

At the time the Option is exercised, in whole or in part, or at the time some or all of the Stock is disposed of, the Participant shall make adequate provision for local, federal, state and foreign withholding obligations of the Company, if any, that arise upon exercise of the Option or upon disposition of the Stock. The Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

9.9    Termination of Participation

No Stock shall be purchased on behalf of a Participant on a Purchase Date whose participation in a current Offering or the Plan has terminated on or before such Purchase Date.

9.10    Procedural Matters

The Plan Administrator may, from time to time, establish (a) limitations on the frequency and/or number of changes in the amount withheld during an Offering, (b) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (c) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, and (d) such other limitations or procedures as deemed advisable by the Plan Administrator in the Plan Administrator’s sole discretion that are consistent with the Plan and in accordance with the requirements of Code Section 423.

9.11    Leaves of Absence

During leaves of absence approved by the Company and meeting the requirements of Treasury Regulations Section 1.421-7(h)(2), a Participant may continue participation in the Plan by delivering cash payments to the Company’s payroll office on the Participant’s normal paydays equal to the amount of his or her payroll deductions under the Plan had the Participant not taken a leave of absence. Currently, the Treasury Regulations provide that a Participant may continue participation in the Plan only during the first 90 days of a leave of absence unless the Participant’s reemployment rights are guaranteed by statute or contract.

SECTION 10.    EVIDENCE OF STOCK OWNERSHIP

Promptly following each Purchase Date, the number of shares of Stock purchased by each Participant shall be deposited into an account established in the Participant’s name at a stock brokerage or other financial services firm designated or approved by the Plan Administrator (the “ESPP Broker”). A Participant shall be free to undertake a disposition of the shares of Stock in his or her account at any time, but, in the absence of such a disposition, the shares of Stock must remain in the Participant’s account at the ESPP Broker until the holding periods set forth in Code Section 423(a) has been satisfied. With respect to shares of Stock for which the Code Section 423(a) holding periods have been satisfied, the Participant may move those shares of Stock to another brokerage account of the Participant’s choosing or request that a stock certificate be issued and delivered to him or her. A Participant who is not subject to payment of U.S. income taxes may move his or her shares of Stock to another brokerage account of his or her choosing or request that a stock certificate be delivered to him or her at any time, without regard to the Code Section 423(a) holding periods.

SECTION 11.    CHANGES IN WITHHOLDING AMOUNTS AND VOLUNTARY WITHDRAWAL

11.1    Changes in Withholding Amounts

(a) Unless the Plan Administrator establishes otherwise for a future Offering, during an Offering, a Participant may elect to decrease the amount withheld from his or her Eligible Compensation by filing an amended subscription agreement with the Company’s payroll office on or before the seventh day prior to the end of the pay period for which such election is to be effective (the “Change Notice Date”); provided, however, that the Plan Administrator may change such Change Notice Date from time to time. An amended subscription agreement shall remain in effect until the Participant changes such agreement in accordance with the terms of the Plan.

(b) Unless the Plan Administrator establishes otherwise for a future Offering, a Participant may elect to increase or decrease the amount to be withheld from his or her compensation for future Offerings by completing and filing an amended subscription agreement with the Company’s payroll office by such Change Notice Date established by the Plan Administrator. An amended subscription agreement shall remain in effect until the Participant changes such agreement in accordance with the terms of the Plan.

(c) Notwithstanding the foregoing, to the extent necessary to comply with Code Section 423 and Section 7.2, a Participant’s payroll deductions shall be decreased to 0% during any Purchase Period if the aggregate of all payroll deductions accumulated with respect to one or more Purchase Periods ending within the same calendar year exceeds $25,000 of Fair Market Value of the Stock determined as of the first day of an Offering. Payroll deductions shall re-commence at the rate provided in such Participant’s subscription agreement at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless the Participant terminates participation in an Offering or the Plan as provided in Section 11.2 or Section 11.3 or indicates otherwise in an amended subscription agreement. Also notwithstanding the foregoing, a Participant’s payroll deductions shall be decreased to 0% at such time that the aggregate of all payroll deductions accumulated with respect to a Purchase Period exceeds the amount necessary to purchase 250 shares of Stock in such Purchase Period (or such other number as the Board or Committee shall specify for a future Offering). Payroll deductions shall re-commence at the rate provided in such Participant’s subscription agreement at the beginning of the next Purchase Period, provided the Participant continues to participate in the Plan and such participation complies with Section 7.2.

11.2    Withdrawal From an Offering

A Participant may withdraw from an Offering by completing and delivering to the Company’s payroll office a written notice of withdrawal on a form provided by the Plan Administrator for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering; provided, however, that if a Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect Stock acquired by the Participant in the earlier Purchase Periods. A Participant is prohibited from again participating in the same Offering at any time upon withdrawal from such Offering. The Company may, from time to time, impose a requirement that the notice of withdrawal be on file with the Company’s payroll office for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

11.3    Withdrawal From the Plan

A Participant may withdraw from the Plan by signing a written notice of withdrawal on a form provided by the Plan Administrator for such purpose and delivering such notice to the Company’s payroll office. In the event a Participant voluntarily elects to withdraw from the Plan, the withdrawing Participant may not resume participation in the Plan during the same Offering, but may participate in any subsequent Offering under the Plan by again satisfying the definition of Participant. The Company may, from time to time impose a requirement that the notice of withdrawal be on file with the Company’s payroll office for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

11.4    Return of Payroll Deductions

Upon withdrawal from an Offering pursuant to Section 11.2 or from the Plan pursuant to Section 11.3, the withdrawing Participant’s accumulated payroll deductions that have not been applied to the purchase of Stock shall be returned as soon as practical after the withdrawal, without the payment of any interest, to the Participant, and the Participant’s interest in the Offering shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

SECTION 12.    TERMINATION OF EMPLOYMENT

Termination of a Participant’s employment with the Company for any reason, including retirement, death or the failure of a Participant to remain an Eligible Employee, shall immediately terminate the Participant’s participation in the Plan. In such event, the payroll deductions credited to the Participant’s account since the last Purchase Date shall, as soon as practical, be returned to the Participant or, in the case of a Participant’s death, to the Participant’s legal representative, and all the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 12.

SECTION 13.    RESTRICTIONS UPON ASSIGNMENT

13.1    Transferability

An Option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. The Plan Administrator will not recognize, and shall be under no duty to recognize, any assignment or purported assignment by a Participant, other than by will or the laws of descent and distribution, of the Participant’s interest in the Plan, of his or her Option or of any rights under his or her Option.

13.2    Beneficiary Designation

A Participant may designate on a Company-approved form a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event the Participant dies after the Purchase Date for an Offering but prior to delivery to such Participant of such shares and cash. In addition, a Participant may designate on a Company-approved form a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event that the Participant dies before the Purchase Date for an Offering. Such designation may be changed by the Participant at any time by written notice to the Company.

SECTION 14.    NO RIGHTS OF SHAREHOLDER UNTIL SHARES ISSUED

With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a shareholder of the Company, and he or she shall not have any of the rights or privileges of a shareholder. A Participant shall have the rights and privileges of a shareholder of the Company when, but not until, the shares have been issued following exercise of the Participant’s Option.

SECTION 15.    LIMITATIONS ON SALE OF STOCK PURCHASED UNDER THE PLAN

The Plan is intended to provide Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Participant in the conduct of his or her own affairs. A Participant, therefore, may sell Stock purchased under the Plan at any time he or she chooses subject to compliance with Company policies and any applicable federal and state securities laws. A Participant assumes the risk of any market fluctuations in the price of the Stock.

SECTION 16.    AMENDMENT OF THE PLAN

The Board may amend the Plan in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Code Section 423 or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan, (b) modify the class of persons eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation; and provided further, no amendment to the Plan shall make any change in any Option previously granted which adversely affects the rights of any Participant.

SECTION 17.    SUSPENSION OR TERMINATION OF THE PLAN

The Board may suspend or terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate on, and no Options shall be granted after May 24, 2012. No Options shall be granted during any period of suspension of the Plan. Except as provided in Section 20, no such termination of the Plan may affect Options previously granted; provided, however, that the Plan or an Offering may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an Offering and a Purchase Period then in progress if the Board determines that termination of the Plan and/or the Offering is in the best interests of the Company and the shareholders or if continuation of the Plan and/or the Offering would cause the Company to incur adverse accounting charges as a result of a change in the generally accepted accounting rules applicable to the Plan.

SECTION 18.    NO RIGHTS AS AN EMPLOYEE

Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Parent Corporation or Subsidiary Corporation or to affect the right of the Company and the Parent Corporations and Subsidiary Corporations to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.

SECTION 19.    EFFECT UPON OTHER PLANS

The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent Corporation or Subsidiary Corporation. Nothing in the Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary Corporation to (a) establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary Corporation or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 20.    ADJUSTMENTS

20.1    Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Stock, then the Plan Administrator, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (i) the maximum number and kind of shares of Stock subject to the Plan as set forth in Section 4, (ii) the maximum number and kind of securities that are subject to any outstanding Option and the per share price of such securities and (iii) the maximum number and kind of shares of Stock that may be purchased by a Participant in a Purchase Period. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a dissolution, liquidation or Company Transaction shall not be governed by this Section 20.1 but shall be governed by Sections 20.2 and 20.3, respectively.

20.2    Dissolution or Liquidation of the Company

In the event of the proposed dissolution or liquidation of the Company, the Offering then in progress shall be shortened by setting a new Purchase Date and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The new Purchase Date shall be a specified date before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each Participant in writing prior to the new Purchase Date that the Purchase Date for the Participant’s Option has been changed to the new Purchase Date and that the Participant’s Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from an Offering then in progress or the Plan as provided in Section 11.

20.3    Company Transaction

In the event of a proposed Company Transaction, each outstanding Option shall be assumed or an equivalent option substituted by the successor company or parent thereof (the “Successor Corporation”). In the event that the Successor Corporation refuses to assume or substitute for the Option, any Offering then in progress shall be shortened by setting a new Purchase Date. The new Purchase Date shall be a specified date before the date of the Company Transaction. The Board shall notify each Participant in writing, prior to the new Purchase Date, that the Purchase Date for the Participant’s Option has been changed to the new Purchase Date and that the Participant’s Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from an Offering then in progress or the Plan as provided in Section 11.

20.4    Limitations

The grant of Options will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 21.    REGISTRATION; CERTIFICATES FOR SHARES

The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act of 1933, as amended, or register or qualify under state securities laws, any shares of Stock. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

SECTION 22.    EFFECTIVE DATE

The Plan’s effective date is the date on which it is approved by the Company’s shareholders.

Please Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE

		FOR the Nominees	WITHHOLD AUTHORITY to Vote for the Nominees
		☐	☐			FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS				2.	APPROVAL OF AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN	☐	☐	☐
Nominees:	01 Ted C. DeMerritt
	02 Jon E. Eliassen					FOR	AGAINST	ABSTAIN
	03 Robert D. Neilson			3.	APPROVAL OF AMENDED AND RESTATED 2002 STOCK PURCHASE PLAN	☐	☐	☐

WITHHOLD for the following nominee(s) only (write the

name(s) of the nominee(s) in the space below):

Signature	Signature	Date:

Please sign exactly as name appears on your stock certificate. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc., and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged

Δ Detach here from proxy voting card Δ

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through

11:59 p.m., Eastern time, on May 2, 2005.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/itri		1-866-540-5760		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy in hand when you call and follow the instructions.	OR

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement

on the internet at www.itron.com

PLEASE VOTE

ITRON, INC.

This Proxy is solicited by Itron’s Board of Directors for the Annual Meeting of

Shareholders to be held on May 3, 2005.

New York Life Trust Company, as Trustee of the Itron, Inc. Incentive Savings Plan, has been requested to forward to you the enclosed proxy material relative to the securities held by us in your account but not registered in your name. Such securities can be voted only by us as holder of record. We shall be pleased to vote your securities in accordance with your wishes if you will execute this form and return it to us promptly in the enclosed business reply envelope. It is understood that, if you sign without otherwise marking the form, the securities will be voted as recommended by the Board of Directors on all matters to be considered at the meeting.

For this meeting, to the extent of our authority to vote your securities in absence of your instructions, the Trustee is directed by Itron, Inc. Incentive Savings Plan, not to vote any allocated shares with respect to which the trustee does not receive timely voting directions. In order to ensure that your securities are voted as you wish, please return your proxy to us by April 29, 2005.

New York Life Trust Company

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ Detach here from proxy voting card. Δ

Please Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE

		FOR the Nominees	WITHHOLD AUTHORITY to Vote for the Nominees
		☐	☐			FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS				2.	APPROVAL OF AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN	☐	☐	☐
Nominees:	01 Ted C. DeMerritt
	02 Jon E. Eliassen					FOR	AGAINST	ABSTAIN
	03 Robert D. Neilson			3.	APPROVAL OF AMENDED AND RESTATED 2002 EMPLOYEE STOCK PURCHASE PLAN	☐	☐	☐

WITHHLD for the following nominee(s) only (write the name(s) of the nominee(s) in the space below):

Shares represented by this proxy will be voted as directed by the shareholder in the space provided. If no direction is given, this proxy will be voted “FOR” both matters. The Board of Directors recommends a vote “FOR the Nominees” and “FOR” matters 2 and 3.

				I plan to attend the Annual Meeting			☐

Signature	Signature	Date:

Please sign exactly as name appears on your stock certificate. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc., and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged

Δ Detach here from proxy voting card Δ

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through

11:59 p.m., Eastern time, on May 2, 2005.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/itri Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy in hand when you call and follow the instructions.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement

on the internet at www.itron.com

PLEASE VOTE

ITRON, INC.

This Proxy is solicited by Itron’s Board of Directors for the Annual Meeting of

Shareholders to be held on May 3, 2005.

The undersigned hereby appoint(s) LeRoy D. Nosbaum and Robert D. Neilson and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Itron, Inc. held of record by the undersigned on February 22, 2005 at the Annual Meeting of Shareholders of Itron to be held at the principal executive offices of Itron, Inc. – in the Atrium, 2818 North Sullivan Road, Spokane, Washington, 99216, at 8:00 a.m., local time, on Tuesday, May 3, 2005, with authority to vote upon the matters listed below and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

IMPORTANT – PLEASE DATE AND SIGN ON THE OTHER SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ Detach here from proxy voting card. Δ

You can now access your Itron, Inc. account online.

Access your Itron, Inc. shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Itron, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time